UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
CareDx, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CAREDX, INC.
1 Tower Place, 9th Floor
South San Francisco, CA 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, June 15, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of CareDx, Inc., a Delaware corporation (“CareDx,” “we”, “us”, “our”, or the “Company”). The Annual Meeting will be held on Wednesday, June 15, 2022 at 10:00 a.m. Pacific Time, virtually via live webcast at http://www.virtualshareholdermeeting.com/CDNA2022, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class II directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.To approve, on an advisory basis, the compensation of our named executive officers; and
4.To conduct any other business properly brought before the Annual Meeting and any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 20, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 20, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon are more fully described in the accompanying proxy statement.
On or about May 6, 2022, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://investors.caredxinc.com/financial-information/annual-reports.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.
Thank you for your continued support of CareDx.
By order of the Board of Directors,
/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer
South San Francisco, California

May 2, 2022

CAREDX, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, June 15, 2022
We sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of CareDx, Inc. (sometimes referred to as “we”, “CareDx” or the “Company”) is soliciting your proxy to vote at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”) and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Wednesday, June 15, 2022 at 10:00 a.m. Pacific Time, virtually via live webcast at http://www.virtualshareholdermeeting.com/CDNA2022. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 6, 2022 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.
What matters am I voting on?
You will be voting on:
•the election of three Class II directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•a proposal to approve, on an advisory basis, the compensation of our named executive officers; and
•any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
•FOR the election of each of the three directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term;
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•FOR the approval of the compensation paid to our named executive officers as disclosed in this proxy statement.
Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card concerning those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 20, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

As of the Record Date, there were 53,219,545 shares of common stock outstanding and entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are the stockholder of record for such shares. As the stockholder of record, you may vote either electronically at the Annual Meeting or by proxy.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your proxy card or the Notice. The live audio webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at http://www.virtualshareholdermeeting.com/CDNA2022.
How do I vote and what are the voting deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 14, 2022 at 1-800-690-6903, or the Internet at www.proxyvote.com.
•You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 14, 2022. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
•You may vote electronically. If you plan to attend the Annual Meeting, please log into http://www.virtualshareholdermeeting.com/CDNA2022 as a “Stockholder” using the control number available on your proxy card or the Notice, and vote during the Annual Meeting following the instructions at http://www.virtualshareholdermeeting.com/CDNA2022.
•Note: If you vote via the Internet, return a proxy card by mail or vote electronically, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, Reginald Seeto, MBBS and Ankur Dhingra, the persons who have been designated as proxy holders by our Board of Directors, will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR the election of each of the three directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1), FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2) and FOR the approval of the compensation paid to our named executive officers as disclosed in this proxy statement (Proposal No. 3).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written notice of revocation to our Corporate Secretary prior to the Annual Meeting; or
•attending the Annual Meeting and voting electronically.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Reginald Seeto, MBBS and Ankur Dhingra have been designated as proxy holders by our Board of Directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1);
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2);
•FOR the approval of the compensation paid to our named executive officers as disclosed in this proxy statement (Proposal No. 3); and
•In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 3 (approval of the compensation of our named executive officers) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1 or Proposal No. 3, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the “Bylaws”) and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, at the Annual Meeting or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 53,219,545 shares of common stock outstanding, which means that 26,609,773 shares of common stock must be represented virtually or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that such stockholder wishes to abstain from voting such stockholder’s shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 will be determined by a plurality vote (see the next question below for an explanation of what a plurality vote means), abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not have any effect on the results of Proposals Nos. 1 through 3.
How many votes are needed for approval of each proposal and how are votes counted?
•Proposal No. 1: The election of Class II directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.
•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires an affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
•Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires an affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board of Directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Georgeson Inc. to help us solicit proxies. We will pay Georgeson Inc. $10,000 plus reasonable expenses for its services.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
Why did I receive the Notice instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Who will count the votes?
The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.
Is my vote confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed either within CareDx or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Do CareDx’s executive officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Dr. Cohen, Ms. Cournoyer and Mr. Hagstrom each have an interest in Proposal No. 1 (election of directors), as each nominee is currently a member of our Board of Directors. Members of our Board of Directors and our executive officers do not have any interest in Proposal No. 2 (ratification of appointment of independent registered public accounting firm). Dr. Maag and our executive officers have an interest in Proposal No. 3 (approval of the compensation of our named executive officers), as compensation for our current and former executive officers is subject to this vote.
Will members of the Board of Directors attend the Annual Meeting?
We encourage, but do not require, the members of our Board of Directors to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We are sending only one annual report and proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This practice, known as “householding,” reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
CareDx, Inc.
Attention: Corporate Secretary
1 Tower Place, 9th Floor
South San Francisco, CA 94080
(415) 287-2300
Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us by such date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 6, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
CareDx, Inc.
Attention: Corporate Secretary
1 Tower Place, 9th Floor
South San Francisco, CA 94080
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is brought (i) pursuant to our proxy materials with respect to the annual meeting specified in the notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board of Directors, or (iii) properly before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws.
To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 20, 2023; and
•not later than March 22, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eleven members. In accordance with our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.
Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Fred E. Cohen, M.D., D. Phil, Christine M. Cournoyer and William A. Hagstrom as nominees for election as Class II directors at the Annual Meeting. If elected, Dr. Cohen, Ms. Cournoyer and Mr. Hagstrom will each serve as Class II directors until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Dr. Cohen, Ms. Cournoyer and Mr. Hagstrom. We expect that Dr. Cohen, Ms. Cournoyer and Mr. Hagstrom will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required; Board Recommendation

The election of Class II directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions and broker non-votes will have no effect on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of eleven members. Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the name, age as of May 2, 2022, and certain other information of each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/ Nominees
Fred E. Cohen, M.D., D. Phil(1)(2)	II	65	Director	2003	2022	2025
Christine M. Cournoyer(2)(3)	II	70	Director	2019	2022	2025
William A. Hagstrom(1)(3)	II	64	Director	2015	2022	2025
2. Continuing Directors
Grace E. Colón, Ph.D.(1)(2)	I	55	Director	2019	2024	—
George W. Bickerstaff, III(3)(5)	I	66	Director	2014	2024	—
Ralph Snyderman, M.D.(2)(4)	I	82	Director	2005	2024	—
Hannah A. Valantine, M.D.(2)***	I	70	Director	2021	2024	—
Michael D. Goldberg(1)(3)(4)(5)**	III	64	Chair of the Board of Directors	2011	2023	—
Peter Maag, Ph.D.# (2)***	III	55	Director	2012	2023	—
Reginald Seeto, MBBS	III	50	President, Chief Executive Officer and Director	2020	2023	—
Arthur A. Torres(4)(5)*	III	75	Director	2021	2023	—

(1)    Member of our Compensation Committee.
(2)    Member of our Science and Technology Committee.
(3)    Member of our Audit Committee.
(4)    Member of our Nominating and Corporate Governance Committee.
(5)    Member of our Government and Regulatory Affairs Committee.
*    Senator Torres was appointed to our Nominating and Corporate Governance Committee on September 15, 2021.
**    Mr. Goldberg was appointed as the Chair of our Board of Directors on November 1, 2021.
*** Dr. Maag was appointed to our Science and Technology Committee on November 1, 2021 and Dr. Valantine was appointed to our Science and Technology Committee on July 1, 2021.
#    Effective November 1, 2021, Dr. Maag transitioned from his position as our Executive Chair to a non-employee member of our Board of Directors.
Directors with Terms Expiring at the Annual Meeting-Nominees for Director

Fred E. Cohen, M.D., D. Phil, F.A.C.P., has served as a member of our Board of Directors since January 2003. Dr. Cohen is the Chairman of Monograph Capital Partners, a private equity group, and a Senior Managing Director of Vida Ventures, a venture capital fund. Dr. Cohen is a member of the Board of Trustees of the University of California, San Francisco Foundation, where he is also a former member of the faculty, and where he taught and conducted research from 1988 through 2014. Dr. Cohen served as a partner and founder of TPG Biotechnology, a life sciences focused investment effort from 2001 to 2016. Dr. Cohen serves as a director of the following public companies: Progyny, Inc., a fertility benefits manager; Intellia Therapeutics, a gene therapy company exploiting CRISPR/Cas9 to treat genetic disorders; and Urogen Pharma, a urologic oncology company. Dr. Cohen also serves on the board of several privately-held companies and he previously served on the boards of directors of Veracyte, Inc., Genomic Health Inc., Tandem Diabetes Care, Inc., Quintiles Transactional Holdings, Inc., Five Prime Therapeutics, Inc., BioCryst Pharmaceuticals, Inc. and Roka Bioscience, Inc. (currently known as Sorrento Tech, Inc.). He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen holds a Bachelor of Science degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. Our Board of Directors has concluded that Dr. Cohen possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his significant leadership experience in the medical and finance fields, his background as an M.D. and a venture capitalist, his extensive technical expertise relevant to our business, and his service as an investor in and director of numerous life sciences and healthcare companies.

Christine M. Cournoyer has served as a member of our Board of Directors since September 2019. From 2012 to 2019, Ms. Cournoyer served as the Chairperson and Chief Executive Officer for N-of-One, Inc., a leading company in precision medicine delivering clinical and molecular decision support for targeted therapies decisions based on a cancer patient’s molecular profile. Prior to joining N-of-One, Ms. Cournoyer was the Vice President of Clinical Analytics at Optum, responsible for clinical electronic health records solutions and clinical decision support solutions. Prior to joining Optum through the acquisition of Picis, Inc. in 2010, Ms. Cournoyer was the President and Chief Operating Officer for Picis, a company in the healthcare IT market offering digital solutions to automate the clinical and revenue cycle workflows for the high acuity operations of hospitals. Prior to Picis, Ms. Cournoyer was responsible for all analytical solutions serving the retail industry at Harte Hanks, Inc. Ms. Cournoyer has also held roles at Lotus and IBM. At Lotus, she was the Chief Information Officer. At IBM, she was Vice President of Global Business Transformation, responsible for driving the digital strategy for global software fulfillment for the $8 billion software business. Ms. Cournoyer has served on a variety of boards over the last 20 years, including The Stride Rite Corporation, GTECH Corporation, BJ’s Wholesale Club, Inc. and Emerson Hospital. She has also served as a director of Spok Holdings, Inc., a leader in the field of clinical communications, since March 2020. Ms. Cournoyer holds a B.S. in Business Administration from University of Massachusetts, an M.A. in Economics from Northeastern University and has attended MIT’s Executive Education Program. Our Board of Directors has concluded that Ms. Cournoyer possesses specific attributes that would qualify her to serve as a member of our Board of Directors, including her extensive expertise in technology and her substantial management experience.

William A. Hagstrom has served as a member of our Board of Directors since March 2015. Since 2014, Mr. Hagstrom has served as the founder and CEO of Octave Bioscience, a development stage diagnostics and digital health company focused on neurodegenerative diseases and conditions. Mr. Hagstrom has served on the Board of Directors of CoFactor Genomics, Inc. since April 2018. He previously served on the Board of Directors of Genalyte, Inc. from June 2016 until May 2020 and the Board of Directors of Navican Genomics Incorporated from October 2016 until December 2020. In 2007, Mr. Hagstrom secured financing for Crescendo Bioscience, a specialty diagnostics company focused on autoimmune and inflammatory diseases managed by rheumatologists. Serving as president and chief executive officer, he led the development of the company’s product pipeline, operations infrastructure and commercial strategy. In 2014, Crescendo Bioscience was acquired by Myriad Genetics as a wholly-owned subsidiary. Before founding Crescendo Bioscience, Mr. Hagstrom was president of Alpha BioPartners, a strategic consulting firm for early stage biotechnology companies. While at Alpha BioPartners, Mr. Hagstrom co-founded Biolytx Pharmaceuticals and Altheus Therapeutics. Mr. Hagstrom also served as interim CEO of Selexys Pharmaceuticals and Inoveon. Prior to this he was Chairman and CEO of UroCor, a specialty diagnostics company focused on urological cancers and complex diseases. Under Mr. Hagstrom’s leadership, the company was an Inc. 500 company from 1992 through 1995, before becoming public in 1996. Previously, Mr. Hagstrom held executive positions at some of the largest multinational healthcare companies in the world, including Becton Dickinson, American Hospital Supply and Baxter International, where he served as vice president of the company’s billion-dollar scientific products division. Mr. Hagstrom has served on a variety of Boards over the last 20 years, including Prometheus Laboratories. Mr. Hagstrom received a B.S. degree in Business Management from Bob Jones University. Our Board of Directors has concluded that Mr. Hagstrom possesses specific attributes that would qualify him to serve as a member of our Board of Directors, including his management experience in building and growing specialty diagnostics companies, launching new products and integrating high value informatics into clinical paradigms.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the composition of our Board of Directors, including, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Our Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing Board of Directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In determining nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Continuing Directors

George W. Bickerstaff, III has served as a member of our Board of Directors since April 2014. Mr. Bickerstaff is currently a Managing Director of M.M. Dillon & Co., LLC, a healthcare and technology boutique investment bank, which he joined in

2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc., a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local governments and utility markets. Mr. Bickerstaff has served as a member of the board of directors of Innoviva, Inc. since December 2017 (Chair of the Board, Chairman of the Audit Committee and Designated Financial Expert) and InCarda Therapeutics, Inc. since October 2020. Previously, he served as a member of the board of directors of Cardax, Inc. from June 2014 to August 2021 (Chair of the Board, Chair of the Audit Committee and Designated Financial Expert); Axovant Sciences Ltd. from February 2018 to February 2020 (Chair of the Audit Committee and Designated Financial Expert); Inovio Pharmaceuticals, Inc. from May 2017 to May 2018 (member of the Audit Committee and Designated Financial Expert); and ARIAD Pharmaceuticals, Inc. from April 2016 to February 2017 (Chair of the Audit Committee and Designated Financial Expert). Mr. Bickerstaff received a Bachelor of Science degree in Engineering and a Bachelor of Arts degree in Business Administration from Rutgers University. Our Board of Directors has concluded that Mr. Bickerstaff possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his substantial financial experience in the healthcare industry and substantial experience with organ transplant markets.

Grace E. Colón, Ph.D. has served as a member of our Board of Directors since July 2019. Dr. Colón has served as President, Chief Executive Officer and Director of InCarda Therapeutics, Inc., a clinical-stage company developing therapeutics for cardiovascular conditions since 2013. In addition to her role at InCarda, Dr. Colón is the Executive Chairman (formerly Chief Executive Officer) of ProterixBio, Inc. She is a member of the Board of the MIT Corporation and of the Biotechnology Innovation Organization. She was also the founding President of the Industrial Products Division at Intrexon Corporation, where she established a new division focused on leveraging synthetic biology for bioindustrial applications such as biofuels and renewable chemicals. Prior to Intrexon, she was head of Clinical Operations for Gilead Sciences, Inc., where she was responsible for global execution of clinical trials. She also created and led both the Alliance Management and Commercial Strategic Planning groups. Prior to Gilead, she was Vice President, Corporate Planning at Affymetrix Inc., where she was responsible for strategic planning and project management and where she also served as Chief Operating Officer for the International Genomics Consortium, a non-profit medical research organization focused on cancer genomics. Earlier in her career, she was a consultant with McKinsey & Co., where she served clients in healthcare, biotech, high tech and venture capital. Dr. Colón received her B.S. in chemical engineering from the University of Pennsylvania and a Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Colón has also served on the boards of Cocoon Biotech, Inc., Paradigm Diagnostics, Inc. and PerceptiMed, Inc. Our Board of Directors has concluded that Dr. Colón possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her strong background in biopharma, genomics, healthcare and industrial biotechnology.

Ralph Snyderman, M.D. has served as a member of our Board of Directors since May 2005. Dr. Snyderman has held the position of Chancellor Emeritus and James B. Duke Professor of Medicine at Duke University since July 2004. From January 1989 to June 2004, he served as Chancellor for Health Affairs at the Duke University School of Medicine and was the founding CEO and President of the Duke University Health System. From January 2006 to November 2009, he consulted for New Enterprise Associates, a venture capital firm, as a venture partner. He previously served on the Boards of Directors of The Procter and Gamble Company, Pharmaceutical Product Development, LLC, Liquidia Technologies, Inc., Targacept, Inc., Trevena, Inc., and Press Ganey Associates, Inc. He currently serves on the Boards of Directors of iRhythm Technologies, Inc., ZealCare, LLC, as well as several not-for-profit boards, including the Whole Health Institute, Washington College Board of Visitors and Governors, and American Medical Program, Tel Aviv University, Sackler Faculty of Medicine. Dr. Snyderman is a member of the Association of American Physicians, where he served as president from 2003 to 2004, the Association of American Medical Colleges, where he served as chair from 2001 to 2002 and the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Snyderman holds a B.S. in Pre-Medical Studies from Washington College, an M.D. from the State University of New York, Downstate Medical Center, and completed an internship and residency in medicine at Duke University. Our Board of Directors has concluded that Dr. Snyderman possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his strong background in personalized medicine and broad experience in the healthcare industry.

Hannah A. Valantine, M.D. has served as a member of our Board of Directors since July 2021. Dr. Valantine currently serves as Professor of Medicine at Stanford University School of Medicine, where she has been a faculty member since 1987. From April 2014 to September 2020, Dr. Valantine served as Chief Officer for Scientific Workforce Diversity at the National Institutes of Health, and as a Senior Investigator in the Intramural Research Program at the National Heart, Lung, and Blood Institute. From November 2004 to April 2014, Dr. Valantine was Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford. In collaboration with her colleagues at Stanford, Dr. Valantine co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection. Dr. Valantine also serves as Principal and Founder of HAV LLC, a consulting company for diversity, equity and inclusion that she founded in January 2021. Dr. Valantine has also served on the board of directors of Pacific Biosciences of California, Inc. since June 2021 and on the board of directors of BridgeBio Pharma, Inc. since October 2021. Dr. Valantine received a Bachelor of Science degree in Biochemistry from London University, Chelsea College and a Bachelor of Medicine degree and Bachelor of Science degree in Medicine from London University, St. Georges Hospital. Our Board of Directors has concluded that Dr. Valantine possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive technical expertise relevant to our business and her significant leadership in the healthcare industry.

Michael D. Goldberg has served as a member of our Board of Directors since November 2011 and the Chair of our Board of Directors since November 2021. He previously served as our Lead Independent Director from January 2020 to November 2021, and as the Chair of our Board of Directors from November 2011 to January 2020. Mr. Goldberg has served as a director and executive chairman of the Board of Directors of DNAnexus, Inc., a cloud-based genome informatics and data management company, and as an advisor to other private life science companies since May 2011. In addition to his role at DNAnexus, Inc., Mr. Goldberg serves as a director and chairman of the Board of Directors of YorLabs, Inc., a cardiac catheter ultrasound systems company. Mr. Goldberg also served on the Board of Directors for eHealth, Inc. from 1999 to 2021. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm, where he led life sciences investments in the area of molecular diagnostics, personalized medicine and digital healthcare. In 1987, Mr. Goldberg founded Axion, Inc., a cancer treatment services company, and served as its Chief Executive Officer until its sale in 1995. Prior to Axion, Mr. Goldberg was a partner at the venture capital firm of Sevin Rosen Management Company from 1985 to 1987, where he established the firm’s life science practice, and director of corporate development at Cetus Corporation from 1981 to 1985. Mr. Goldberg has served as a member of the Board of Directors of numerous companies in the biotech and health sciences industry. Mr. Goldberg has served on boards and advisory boards of a number of industry, academic and public policy institutions in biotechnology and finance, including the Board of the Independent Citizens Oversight Committee, which is the governing board for the California Institute for Regenerative Medicine, the Board of the Western Association of Venture Capitalists, the Advisory Boards for the Harvard Center for Genetics and Genomics, the Berkeley Center for Law and Technology, the UCSF Center for Translational and Policy Research on Personalized Medicine and the Stanford Distinguished Careers Institute. Mr. Goldberg holds a B.A. from Brandeis University and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors has concluded that Mr. Goldberg possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience as a senior executive, board member and venture capital investor with numerous companies in the life sciences industry and in personalized medicine and genomics.

Peter Maag, Ph.D. has served as a member of our Board of Directors since November 2012 and as our Executive Chair from November 2020 until November 2021. Dr. Maag also served as our Chief Executive Officer from October 2012 until November 2020 and as our President from October 2012 until November 2018. Prior to joining the Company, Dr. Maag held numerous positions with increasing responsibility at Novartis International AG, a global healthcare company from September 2001 to April 2012, including Global Head of Novartis Diagnostics, a business unit of Novartis A.G., from 2009 to 2012. Dr. Maag also served as Country President for Novartis Pharma AG in Germany from 2006 to 2008, Country President for Novartis’ Korea operations from 2003 to 2005, and the Head of Strategy for the pharmaceutical division of Novartis A.G. from 2001 to 2002. Dr. Maag also worked at McKinsey & Company, focusing on healthcare and globalization from 1995 to 2001. Besides supporting various healthcare and tech companies in their growth efforts, Dr. Maag also holds a board position at Phoenix Pharma SE, has served on the board of directors of Miromatrix Medical Inc. since June 2021, serves on the board of Personalized Medicine Coalition in Washington D.C. and serves as a director of BluLake Ventures LLC. Dr. Maag studied pharmaceutical sciences at the University of Heidelberg and University of London and received his Ph.D. from the University of Berlin, Germany. Our Board of Directors has concluded that Dr. Maag should serve on our Board of Directors due to his position as the prior Chief Executive Officer of the Company as well as his extensive experience in the pharmaceuticals and life sciences industries.

Reginald Seeto, MBBS has served as our Chief Executive Officer since November 2020 and as our President since November 2018. From November 2018 to November 2020, Dr. Seeto served as our Chief Business Officer. Prior to joining the Company, Dr. Seeto served as the Chief Operating Officer of Ardelyx, Inc., a specialized biopharmaceutical company, from October 2016 through mid-August 2018 and continued with Ardelyx, Inc. from August 2018 through December 2018 as a consultant. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and MBBS in medical studies from the University of Sydney, Australia. Our Board of Directors has concluded that Dr. Seeto should serve on our Board of Directors due to his position as the Chief Executive Officer of the Company as well as his substantial management experience and his expertise in pharmaceuticals and life sciences industries.

Arthur A. Torres has served as a member of our Board of Directors since September 2021. Senator Arthur A. Torres (retired) is currently the Vice Chair of California Institute for Regenerative Medicine (CIRM), which has provided more than $2.7 billion in research funds to find cures for incurable diseases, and the Vice Chair of the One Legacy Foundation, the largest organ transplant foundation in the United States. Senator Torres was elected as the Alumni Regent Designate for the University of California (UC) as of July 1, 2020 and became UC Alumni Regent and president of the UC Alumni Association on July 1, 2021. From May 2017 to May 2020, he served as a board member of the San Francisco Municipal Transportation Agency. Senator Torres served as a member and the President of the San Francisco Public Utilities Commission from 2010 to 2014. From 1996 to 2009, he served as the elected Chairman of the California Democratic Party. Senator Torres served in the California State Senate from 1982 to 1994 and in the California State Assembly from 1974 to 1982. He chaired the California Senate Insurance Committee and the California Senate Toxics Committee, where he wrote the Safe Drinking Water and Toxic Enforcement Act of 1986, passed by the California voters as Proposition 65. Senator Torres also served as the chair of the California Assembly Health Committee, where he overhauled the Medi-Cal system. He received a B.A. in Government from the University of California Santa Cruz in 1968 and a J.D. from the University of California Davis School of Law in 1971. Our Board of Directors has concluded that Senator Torres possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his extensive policy knowledge, regenerative medicine expertise, and health equity leadership within the LatinX and LGBTQ communities.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the Nasdaq Rules. In addition, Compensation Committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq Rules.
Our Board of Directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out the director’s responsibilities. As a result of this review, our Board of Directors has determined that Mr. Goldberg, Mr. Bickerstaff, Dr. Cohen, Dr. Colón, Ms. Cournoyer, Mr. Hagstrom, Dr. Snyderman, Senator Torres and Dr. Valantine are “independent directors” as defined under the applicable rules and regulations of the SEC and the Nasdaq Rules.
Board Leadership Structure

Our Board of Directors has an independent Chair, Mr. Goldberg, and we believe that having independent leadership is an important component of our governance structure. Effective November 1, 2021, Dr. Maag transitioned from his position as our Executive Chair to a non-employee member of our Board of Directors. Concurrently with such transition, Mr. Goldberg, who had been acting as our Lead Independent Director since 2020, was appointed as our independent Chair. Our independent Chair has authority, among other things, to preside over Board of Directors meetings, including meetings of the independent directors, and to call special meetings of our Board of Directors. Accordingly, the independent Chair has substantial ability to shape the work of our Board of Directors. We currently believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of our Company and our stockholders.
In addition, we believe that separation of the roles of Chair and Chief Executive Officer enhances the accountability of our Chief Executive Officer to our Board of Directors and encourages balanced decision making. While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, our independent Chair provides guidance to our Board of Directors and set the agenda for the meetings of the Board of Directors.
However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chair with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board of Directors in fulfilling its responsibilities.
Board Diversity of Skills and Expertise

The following is an overview of the collective experiences, qualifications and attributes of our Board of Directors. Please see the sections titled “Directors with Terms Expiring at the Annual Meeting-Nominees for Director” and “Continuing Directors” for individual details regarding the experience and expertise of each of our directors.

RELEVANT INDUSTRY KNOWLEDGE
11 of 11
BUSINESS AND OPERATIONS LEADERSHIP EXPERIENCE
9 of 11
FINANCIAL EXPERTISE
5 of 11
BOARD AND COMMITTEE LEADERSHIP EXPERIENCE
10 of 11
MEDICAL EXPERIENCE
6 of 11
REGULATORY AND LEGAL EXPERIENCE
7 of 11

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees that require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.
Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than compensation arrangements in the ordinary course of business.
Board and Committee Meetings

During fiscal year 2021, our Board of Directors held nine meetings (including regularly scheduled and special meetings), and took action by written consent eight times. Except for Dr. Colón, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she served as a director, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Dr. Colón attended all regularly scheduled meetings of our Board of Directors in 2021.
It is the policy of our Board of Directors to regularly have separate meeting times for independent directors without management.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Dr. Seeto, Dr. Maag and Mr. Bickerstaff attended our 2021 annual meeting of stockholders.
Our Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Science and Technology Committee and the Government and Regulatory Affairs Committee. The composition and responsibilities of each of the committees of our Board of Directors as of May 2, 2022 are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Science and Technology Committee	Government and Regulatory Affairs Committee
George W. Bickerstaff, III	X				X
Fred E. Cohen, M.D., D. Phil			X	X
Grace E. Colón, Ph.D.			X	X
Christine M. Cournoyer	X			X
Michael D. Goldberg	X	X	X		X
William A. Hagstrom	X		X
Peter Maag, Ph.D.				X
Ralph Synderman, M.D.		X		X
Arthur A. Torres		X			X
Hannah A. Valantine, M.D.				X
X: Committee Member
: Committee Chair

Audit Committee
We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of George W. Bickerstaff, III, Christine M. Cournoyer, Michael D. Goldberg and William A. Hagstrom, each of whom is a non-employee member of our Board of Directors. Mr. Bickerstaff serves as the current chair of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act and the Nasdaq Rules. Our Board of Directors has determined that each of Messrs. Bickerstaff, Goldberg and Hagstrom and Ms. Cournoyer qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and satisfies the financial sophistication requirements of the Nasdaq Rules. This designation does not impose on Messrs. Bickerstaff, Goldberg or Hagstrom or Ms. Cournoyer any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is responsible for, among other things:
•appointing, compensating and overseeing the work of our independent registered public accounting firm;
•reviewing the qualifications, performance and independence of our independent registered public accounting firm; pre-approving any audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the Company’s internal accounting and financial controls, including procedures for the treatment of complaints on accounting controls, internal accounting controls or auditing matters and procedures for the submission of confidential, anonymous employee comments about questionable accounting or auditing matters;
•reviewing with our management and independent registered public accounting firm the organization and performance of our internal audit function;
•reviewing and discussing with our management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and financial statements included in our publicly filed reports;
•reviewing and approving related party transactions;
•preparing and providing the Audit Committee report that the SEC requires in our annual proxy statements;
•reviewing the Company’s guidelines and policies with respect to risk assessment and risk management, including risks relating to the Company’s accounting matters, financial reporting, legal and regulatory compliance and general business risks and the steps taken by management to monitor and control these exposures;

•assisting with the resolution of any actual or potential conflicts of interest with respect to members of our Board of Directors; and
•reviewing and evaluating, at least annually, the performance of the Audit Committee and its members.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules. A copy of the charter of our Audit Committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During fiscal year 2021, our Audit Committee held four meetings and did not take any action by written consent.
Compensation Committee
Our Compensation Committee is comprised of Fred E. Cohen, M.D., D. Phil, Grace E. Colón, Ph.D., Michael D. Goldberg and William A. Hagstrom, each of whom is a non-employee member of our Board of Directors. Dr. Cohen is the chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and the Nasdaq Rules and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing and approving all salaries, incentive awards and bonuses, equity awards, severance arrangements, change in control agreements and any other compensation and benefit plans for our Chief Executive Officer and all other executive officers;
•administering our equity compensation plans and the issuance of stock options and other stock-related awards not granted pursuant to a plan;
•reviewing, at least annually, the Company’s stock plans, performance goals, incentive awards and the overall composition and coverage of its compensation plans;
•preparing and providing the annual report on executive compensation that the SEC requires in our annual proxy statements;
•reviewing the results of any stockholder advisory vote on executive compensation and considering whether to recommend adjustments to the our executive compensation policies and practices as a result of such vote;
•reviewing and recommending to our Board of Directors for approval the frequency with which we will conduct the stockholder advisory vote on named executive officer compensation, taking into account the results of the most recent stockholder advisory vote;
•evaluating risks arising from our compensation plans, policies and programs for our employees;
•developing and implementing policies with respect to the recovery of any excess compensation paid to our executive officers based on erroneous data;
•evaluating and making recommendations to our Board of Directors about director compensation;
•overseeing our overall compensation philosophy, compensation plans and benefits programs; and
•reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules. A copy of the charter of our Compensation Committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During fiscal year 2021, our Compensation Committee held two meetings and took action by written consent four times.
Our Compensation Committee adopted an Equity Award Grant Policy, which was most recently amended and restated on September 9, 2021, pursuant to which our Compensation Committee delegated our Chief Executive Officer the power and authority, separately but concurrently with the power and authority of our Compensation Committee, to grant stock options, restricted stock awards and stock-settled stock appreciation rights under the Company’s 2014 Equity Incentive Plan (as amended, the “2014 Plan”) to our employees (other than executives and directors), consultants or advisors of our Company that are natural persons. During fiscal year 2021, Dr. Seeto exercised his authority by written consent pursuant to this policy on an approximately monthly basis.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2021.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Ralph Snyderman, M.D., Michael D. Goldberg and Arthur A. Torres, each of whom is a non-employee member of our Board of Directors. Dr. Snyderman is the chair of our Nominating and Corporate Governance Committee. Senator Torres was appointed to the Nominating and Corporate Governance Committee on September 15, 2021. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq Rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•reviewing and making recommendations regarding the composition and size of our Board of Directors and determine the relevant criteria (including any minimum qualifications) for membership on our Board of Directors;
•overseeing our Board of Directors’ evaluation process, including conducting periodic evaluations of the performance of our Board of Directors as a whole and each committee of our Board of Directors, and evaluating the performance of members of our Board of Directors eligible for re-election;
•reviewing disclosures about the Company’s nomination process in our annual meeting proxy statement;
•reviewing and making recommendations about our corporate governance guidelines and overseeing compliance with laws and regulations by our Board of Directors and its committees;
•determining the manner in which stockholders may send communications to our Board of Directors, as well as the process by which stockholder communications will be relayed to our Board of Directors and what our Board of Directors’ response, if any, should be;
•reviewing governance-related stockholder proposals and recommending our Board of Directors’ responses;
•reviewing and approving conflicts of interest of our directors and corporate officers, other than related party transactions reviewed by the Audit Committee; and
•reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the Nasdaq Rules. A copy of the charter of our nominating and corporate governance committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During fiscal year 2021, our Nominating and Corporate Governance Committee held eleven meetings and did not take any action by written consent.
Science and Technology Committee
Our Science and Technology Committee is comprised of Fred E. Cohen, M.D., D. Phil, Grace E. Colón, Ph.D., Christine M. Cournoyer, Ralph Snyderman, M.D., Peter Maag, Ph.D. and Hannah A. Valantine, M.D., each of whom is a non-employee member of our Board of Directors. Dr. Colón is the chair of our Science and Technology Committee. Dr. Maag and Dr. Valantine was appointed to the Science and Technology Committee on November 1, 2021 and July 1, 2021, respectively. Our Science and Technology Committee is responsible for, among other things:
•meeting with the Company’s science and technology leaders to review the Company’s internal research and technology development activities and providing input as it deems appropriate;
•reviewing technologies that the Company considers for licensing or acquisition and providing input as it deems appropriate;
•reviewing the Company’s development of its technical goals and research and development strategies and providing input as it deems appropriate;
•periodically reporting to our Board of Directors regarding the Science and Technology Committee’s review and assessment of the Company’s internal technology development, technology assessment, technology review and technical goals and research and development strategies and any other matters as it deems appropriate; and
•reviewing and evaluating, at least annually, the performance of the Science and Technology Committee and its members.
Our Science and Technology Committee operates under a written charter. During fiscal year 2021, our Science and Technology Committee held two meetings and did not take any action by written consent.
Government and Regulatory Affairs Committee
In September 2021, the Board of Directors formed an ad hoc Government and Regulatory Affairs Committee. Our Government and Regulatory Affairs Committee is comprised of Michael D. Goldberg, George W. Bickerstaff, III and Arthur A. Torres, each of whom is a non-employee member of our Board of Directors. Mr. Goldberg is the chair of our Government and Regulatory Affairs Committee. Our Government and Regulatory Affairs Committee is responsible for, among other things, exercise oversight responsibility with respect to regulatory reviews, investigations and proceedings involving or by or before regulatory authorities having jurisdiction over our Company.
During fiscal year 2021, our Government and Regulatory Affairs Committee held eleven meetings and did not take any action by written consent.
Stockholder Feedback and Engagement

We believe that engaging with our stockholders is fundamental to our commitment to good governance and is essential in aligning our corporate governance practices with evolving best practices. Throughout 2021, we connected with our institutional and individual investors and other stakeholders to share and receive feedback on updates to our corporate governance practices and gain valuable insights into current and emerging global governance trends.
Over the past 12 months, we engaged with over 25 institutional investors, representing the holders of over 50% of our outstanding shares of common stock. The key issues we discussed with our investors included Environmental, Social and Governance topics, board composition and classification, sustainability reporting and disclosures, our long-term business strategy and other related matters. We conducted these meetings throughout the year and organized a systematic outreach campaign to engage with our stockholders and receive feedback prior to preparing our proxy materials for the Annual Meeting. Although stockholder engagement is primarily undertaken by our management, members of our Board of Directors also participate when appropriate. We utilize the insights gained from these stockholder meetings as key inputs in improving and evolving our long-term corporate governance and sustainability practices.
We strive to adopt a collaborative approach in these stockholder meetings, which contributed to our improved understanding of the variety of perspectives and motivations of our investors. While not exhaustive, some examples of key feedback from our stockholders in the past 12 months included (i) suggestions for improved disclosure regarding the mix of skills of our Board of Directors; (ii) suggestions for improved board diversity disclosure; (iii) appreciation for our improved stockholder engagement efforts; and (iv) dialogue regarding the continued evaluation of our corporate governance practices. In response to the feedback we received from our stockholders, we shared the feedback with our Board of Directors and enhanced the relevant disclosures in our proxy materials. Please see the sections titled “Board Diversity of Skills and Expertise,” “Board Diversity Matrix” and “Board and Committee Meetings” for additional information.
Board Diversity Matrix

The table below provides an enhanced disclosure regarding the diversity of the members and nominees of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of May 2, 2022)
Board Size:
Total Number of Directors	11
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	8	3	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	1	—	—	—
White	7	2	—	—
Two or More Races or Ethnicities	2	1	—	—
LGBTQ+	1
Did not Disclose Demographic Background	—

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent of the fully diluted capitalization of the Company continuously for at least 12 months prior to the date of the submission of the recommendation. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our Board of Directors, information regarding any relationships between the candidate and CareDx and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Directors’ membership. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our Bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at CareDx, Inc., 1 Tower Place, 9th Floor, South San Francisco, CA 94080. To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 20, 2023 and no later than March 22, 2023. The notice must state the information required by Section 2.4(ii) of our Bylaws and otherwise must comply with applicable federal and state law.
Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Chief Financial Officer at CareDx, Inc., 1 Tower Place, 9th Floor, South San Francisco, CA 94080. Our Chief Financial Officer will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of the Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.
Clawback Policy

In April 2021, our Board of Directors adopted a compensation recovery (“clawback”) policy that provides that in the event we are required to restate our financial statements as a result of “material noncompliance” with the financial reporting requirements under the securities laws, or we determine that compensation paid to our current or former executive officers was awarded, paid or vested based on inaccurate financial statements or performance measurements, we can recover from our current and former executive officers any incentive-based compensation (including stock options) that is based on such material noncompliance or inaccurate financial information or performance measurements and received during the three-year period preceding the date on which we become required to prepare an accounting restatement or the three-year period preceding the date on which we determine that compensation paid to our current or former executive officers was awarded, paid or vested based on inaccurate financial statements or performance measurements, as applicable, subject to additional considerations that may be made by our Compensation Committee pursuant to the policy.
We intend to review the terms of our policy once the SEC adopts final regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and, if necessary, will revise our policy to conform to such regulations.
Non-Employee Director Stock Ownership Policy

In April 2021, our Compensation Committee adopted a stock ownership policy that is applicable to each of our non-employee directors. Our Compensation Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
This policy requires that our non-employee directors hold shares of our common stock with a value equal to at least 300% of such director’s annual cash retainer for service on our Board of Directors (excluding service on any committee of our Board of Directors). For purposes of calculating ownership under this policy, the following sources are included: shares held in the director’s name; shares held in trust for the benefit of the director or his or her family; shares held by the director jointly with, or separately by, certain family members of the director; shares held by the director through a profit sharing or savings plan; the “in the money” portion of vested, but unexercised, stock options or stock-settled stock appreciation rights; shares issued or vested pursuant to the achievement of the performance conditions of a performance-based equity award even if such shares are subject to additional time-based vesting requirements (the “Vested Performance Awards”); vested restricted stock unit awards; deferred share units; shares held by the director under any deferral plan; and restricted stock or phantom stock held by the director.
The following shares do not count towards the requirements: (i) shares that directors have the right to acquire through the exercise of stock options or stock appreciation rights that are not “in the money”, (ii) shares underlying stock options or stock appreciation rights that have not yet vested or (iii) shares that may be issued pursuant to unvested performance-based restricted stock units or other performance-based equity awards (other than Vested Performance Awards).
For purposes of these requirements, a director’s annual cash retainer shall be deemed to be the director’s annual cash retainer earned by such director for the calendar year immediately preceding the applicable date of calculation. To give our non-employee directors time to comply with our stock ownership policy, the policy provides that our non-employee directors have until the later of our 2024 annual meeting of stockholders or the first annual meeting of stockholders held after the date that is six years following their appointment as a director to comply with the stock ownership provisions in the policy.
Executive Officer Stock Ownership Policy

In April 2021, our Compensation Committee adopted a stock ownership policy that is applicable to each of our executive officers. Our Compensation Committee believes this policy is an important tool in aligning the interests of our executive officers with the long-term interests of our stockholders.
This policy requires that our executive officers hold shares of our common stock with a value equal to a multiple of his or her base salary, as follows: 3X in the case of our Chief Executive Officer and 1X in the case of each of our other executive officers. For purposes of calculating ownership under this policy, the following sources are included: shares held in the executive officer’s name; shares held in trust for the benefit of the executive officer or his or her family; shares held by the executive officer jointly with, or separately by, certain family members of the executive officer; shares held by the executive officer through a profit sharing or savings plan; the “in the money” portion of vested, but unexercised, stock options or stock-settled stock appreciation rights; Vested Performance Awards; vested restricted stock unit awards; deferred share units; shares held by the executive officer under any deferral plan; and restricted stock or phantom stock held by the executive officer.
The following shares do not count towards the requirements: (i) shares that the executive officers have the right to acquire through the exercise of stock options or stock appreciation rights that are not “in the money”, (ii) shares underlying stock options or stock appreciation rights that have not yet vested or (iii) shares that may be issued pursuant to unvested performance-based restricted stock units or other performance-based equity awards (other than Vested Performance Awards).

For purposes of these requirements, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year. To give our executive officers time to comply with our stock ownership policy, the policy provides that our executive officers have until the later of our 2024 annual meeting of stockholders or the first annual meeting of stockholders held after the date that is six years following the date such individual first becomes an executive officer to comply with the stock ownership provisions in the policy.
2021 Amendments to Equity Incentive Plans

As previously disclosed, in April 2021, our Compensation Committee adopted amendments (the “Equity Plan Amendments”) to the 2014 Plan, the CareDx, Inc. 2016 Inducement Equity Incentive Plan (the “2016 Inducement Plan”) and the CareDx, Inc. 2019 Inducement Equity Incentive Plan (the “2019 Inducement Plan” and, together the 2014 Plan and the 2016 Inducement Plan, the “Equity Plans”) to provide, among other things, that we may not implement any “Exchange Program” under any of the Equity Plans without the approval of our stockholders, which includes option repricings and any exchange of awards granted under the Equity Plans for awards of a different type or for cash. The Equity Plan Amendments also provide that all awards granted under each of the Equity Plans shall be subject to a minimum vesting schedule of at least one year following the date of grant of the award (or the date of commencement of employment or service, in the case of a grant made in connection with an award holder’s commencement of employment or service); however, up to 5% of the shares of common stock authorized for issuance under the respective Equity Plan (other than any shares subject to awards issued to our executive officers) can be excluded from the minimum vesting period requirements.
Board of Directors’ Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.
While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our Audit Committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Director Compensation

Compensation Policy
Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings in accordance with our travel policy. In 2021, our non-employee directors received cash compensation, restricted stock unit awards and options to purchase shares of our common stock pursuant to our outside director compensation policy in effect during 2021 as set forth below. Dr. Maag, who transitioned from his position as our Executive Chair to a non-employee director on November 1, 2021, was not subject to this policy prior to November 1, 2021.
Pursuant to our outside director compensation policy, our non-employee directors receive an annual retainer of $40,000 for their service on our Board of Directors. Members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee, other than the chair of each such committee, receive an additional annual retainer of $10,000, $6,000, $5,000 and $5,000, respectively. The chair of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee each receive an additional annual retainer of $20,000, $12,000, $10,000 and $10,000, respectively. Additionally, the independent Chair of our Board of Directors during fiscal 2021 was entitled to receive an additional annual retainer of $80,000. All annual retainers are paid quarterly and pro-rated for partial service in any year. In addition, in consideration for members of our Board of Directors serving on our ad hoc Government and Regulatory Affairs Committee and serving on such committee through August 31, 2022, each member shall receive a payment of $15,000, paid on a quarterly basis from September 1, 2021. Our non-employee directors are entitled to elect the ratio of shares of common stock of the Company to cash issuable or payable to the non-employee director for the payment of the annual retainers. In addition, on the first business day after each annual meeting of our stockholders, each non-employee director who continues to serve on our Board of Directors is automatically granted, on a nondiscretionary basis, an option to purchase shares of our common stock having a grant date fair value of $100,000, rounded down to the nearest whole share, at an exercise price equal to the fair market value of our common stock on the grant date, and an award of restricted stock units (“RSUs”) having a grant date fair value of $100,000, rounded down to the nearest whole share. Each of these options vests and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following one year, and each of these RSUs vests in one installment on the one year anniversary of the grant date. The vesting of the options and the RSUs described above will accelerate in full upon a “change in control,” as defined in our 2014 Plan.
The following table sets forth the compensation accrued or paid by us to our non-employee directors, other than Dr. Maag, during the year ended December 31, 2021, for service on our Board of Directors and its committees. Dr. Maag transitioned from his position as our Executive Chair to a non-employee member of our Board of Directors on November 1, 2021 and thereafter received compensation for his role as a non-employee member of our Board of Directors, but such compensation is reflected under “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Total ($)
Michael D. Goldberg	139,777(5)	99,965	160,724	400,466
George W. Bickerstaff, III	62,305(5)	99,965	160,724	322,994
Fred E. Cohen, M.D., D. Phil	57,000	99,965	160,724	317,689
Grace E. Colón, Ph.D.	56,000	99,965	160,724	316,689
Christine M. Cournoyer	52,523(5)	99,965	160,724	313,212
William A. Hagstrom	56,000	99,965	160,724	316,689
Ralph Snyderman, M.D.	55,000	99,965	160,724	315,689
Hannah A. Valantine, M.D.(6)	21,222(7)	149,944	149,944	321,110
Arthur A. Torres (8)	17,473	149,980	149,980	317,433

(1)    Amounts represent the aggregate fair value of the stock awards computed as of the grant date of each stock award in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022.
(2)    As of December 31, 2021, each of our current non-employee directors held the following number of RSUs: Mr. Goldberg: 1,127; Mr. Bickerstaff: 1,127; Dr. Cohen: 1,127; Dr. Colón: 2,521; Ms. Cournoyer: 3,318; Mr. Hagstrom: 1,127; Dr. Snyderman: 1,127; Dr. Maag: 177,220; Dr. Valantine: 1,630; and Senator Torres: 2,255.
(3)    Amounts represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.
(4)    As of December 31, 2021, each of our current non-employee directors held options to purchase the following number of shares of common stock: Mr. Goldberg: 79,409; Mr. Bickerstaff: 73,130; Dr. Cohen: 10,941; Dr. Colón: 13,358; Ms. Cournoyer: 17,090; Mr. Hagstrom: 32,144; Dr. Snyderman: 73,130; Dr. Maag: 224,956; Dr. Valantine: 1,630; and Senator Torres: 2,255.
(5)    Each of Messrs. Goldberg and Bickerstaff and Ms. Cournoyer elected to receive all of his or her annual cash retainer fees in the form of unrestricted shares of common stock of the Company pursuant to our outside director compensation policy. For these directors, amounts represent the aggregate fair value of the stock awards granted in lieu of annual cash retainers computed as of the grant date of each stock award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022.
(6)    Dr. Valantine was appointed to our Board of Directors on July 1, 2021.
(7)    Dr. Valantine elected to receive a portion of her annual cash retainer fees in the form of unrestricted shares of common stock of the Company pursuant to our outside director compensation policy. $10,000 of the amount reported was paid in the form of cash, and the remainder represents the aggregate fair value of the stock awards granted in lieu of annual cash retainers computed as of the grant date of each stock award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022.
(8)    Senator Torres was appointed to our Board of Directors on September 15, 2021.
Deferral Election Program
In December 2018, our Compensation Committee approved an RSU and performance unit deferral election program, which is still in effect, pursuant to which our non-employee directors, executive officers and certain other employees may elect, on an annual basis, to defer the settlement of all RSU and performance unit awards granted to such individuals until the first to occur of (i) a “change in control,” as defined in our 2014 Plan, (ii) the individual’s death, or (iii) a specified number of years following the individual’s separation of service with us, in which case the shares will settle in a number of substantially equal annual installments selected by the individual, on every June 30 starting in the calendar year immediately following the year in which the individual incurs a separation of service.
Non-employee directors who elect to defer the settlement of RSU and performance units must make these deferral elections by the end of the calendar year preceding the date of the grant of the stock award (or on such earlier date as specified by the Company). As of December 31, 2021, none of our non-employee directors held any deferred stock awards, except for Dr. Maag, who elected to defer the settlement of RSUs in an aggregate value of $3,073,701. See “—Non-Qualified Deferral Compensation Plan” for more information. Not only does the RSU and performance unit deferral election program allow our eligible participants to defer the federal income taxes otherwise payable upon the delivery of RSUs, but our Compensation Committee also believes that with respect to non-employee directors and executives who avail themselves of the deferral features, such person will necessarily hold our common stock for a longer period of time. Accordingly, any deferred RSUs will continue to align such portion of our non-employee directors' and named executive officers’ compensation with the interests of our stockholders for a longer period of time than would be provided by typical vesting periods.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Deloitte also served as our independent registered public accounting firm for our fiscal year ended December 31, 2021. Deloitte was appointed as our independent registered public accounting firm on April 10, 2018.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Deloitte is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our Audit Committee believes that such a change would be in the best interests of CareDx and its stockholders. A representative of Deloitte is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she wishes to do so and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us for our fiscal year ended December 31, 2021 and 2020 by Deloitte, our principal independent registered public accounting firm for such periods.

	2021	2020
Audit Fees(1)	$2,233,062	$1,749,926
Audit-Related Fees(2)	17,500	306,684
Tax Fees(3)	66,675	54,075
All Other Fees(4)	76,795	1,895
Total	$2,394,032	$2,112,580

(1)    Audit Fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services associated with the annual audit of our financial statements, the reviews of our interim financial statements, statutory audits and reviews of accounting for acquisitions in 2021 and collaboration agreements in 2020.
(2)    Audit-Related Fees consist of fees for other audit-related professional services. These fees included the issuance of consents and comfort letters in connection with public offerings and registration statement filings with the SEC, and reviews of SEC comment letters.
(3)    Tax Fees include fees for corporate tax advisory.
(4)    All Other Fees include any fees billed that are not audit, audit-related or tax fees. These fees were for litigation reviews and an online accounting literature database.
Auditor Independence

In 2021, there were no other professional services provided by Deloitte that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. In the years ended December 31, 2021 and 2020, services and related fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Deloitte were approved by the Audit Committee in accordance with SEC requirements.
Vote Required; Board Recommendation

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CareDx, Inc. (the “Company”) specifically incorporates it by reference in such filing.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”).
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
George W. Bickerstaff, III (Chair)
Christine M. Cournoyer
Michael D. Goldberg
William A. Hagstrom

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the proxy rules under the Exchange Act and as required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting to our stockholders with a non-binding, advisory vote to approve the compensation of our named executive officers as described in this proxy statement. This proposal is commonly referred to as a “Say-on-Pay” proposal.
The compensation of our named executive officers is designed to attract, motivate and retain talented and experienced executives, who are critical to our success. Our executive compensation contains elements of cash and equity-based compensation. Our Board of Directors and our Compensation Committee believe that our executive compensation directly and substantially link rewards to measurable corporate performance and are designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals. The process for determining compensation packages requires that our Board of Directors and our Compensation Committee use judgment and experience to determine the optimal components and amounts of compensation for each named executive officer.
The Say-on-Pay vote gives you as a stockholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
We encourage our stockholders to read the “Executive Compensation” section in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2021.
Vote Required; Board Recommendation

The advisory approval of this Proposal No. 3 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal. Although this vote is advisory in nature and does not impose any action on our Board of Directors or our Compensation Committee, we strongly encourage all stockholders to vote on this matter.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of May 2, 2022. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Reginald Seeto, MBBS	50	President and Chief Executive Officer
Ankur Dhingra	46	Chief Financial Officer
Alex Johnson	48	Chief Business Officer
Sasha King	36	Chief Marketing Officer

Reginald Seeto, MBBS. For a brief biography of Dr. Seeto, please see “Board of Directors and Corporate Governance—Continuing Directors.”
Ankur Dhingra has served as our Chief Financial Officer since March 2021. Prior to joining CareDx, Mr. Dhingra served the last 18 years at Agilent Technologies, Inc., a provider of analytical and diagnostics tools and services, in a number of finance and business leadership positions, including Vice President – Investor Relations, from January 2019 to March 2021, and Vice President – Group CFO, Life Sciences and Applied Markets, from May 2015 to December 2019. Mr. Dhingra also sits on Advisory Board of Arcus Lending Inc., an independent mortgage banker. Mr. Dhingra is a member of the Institute of Chartered Accountants of India.
Alex Johnson has served as our Chief Business Officer since July 2021. Prior to that, he served as Senior Vice President, Products at Cell Therapy & Business Development of our Company since May 2020 and previously served as Vice President at Laboratory Solutions Business from August 2018 to May 2020 and Vice President at Finance from April 2018 to July 2018. Prior to joining us, Mr. Johnson was Chief Operating Officer of BioGraph 55, a venture-backed immuno-oncology drug development company that uses advanced imaging analytics and machine learning to capture clinically relevant content from the tumor microenvironment, from September 2015 to August 2018. From August 2014 to January 2015, Mr. Johnson served as President of Diadexus, Inc. From 2009 to 2014, Mr. Johnson was with Novartis, with roles at Novartis Diagnostics, a global provider of blood screening solutions, and Novartis AG based in Basel, Switzerland where he led acquisitions in oncology and diagnostics. Prior to Novartis, Mr. Johnson worked at UBS Investment Bank in the Global Healthcare group. Mr. Johnson studied economics at Union College (NY) and received his M.B.A. in Finance from Columbia Business School. A petition of bankruptcy was filed by Diadexus, Inc. in June 2016.
Sasha King has served as our Chief Marketing Officer since June 2019. Prior to that, she served as our Chief Commercial Officer from October 2017 to June 2019. Ms. King brings over 10 years of diagnostics and genetic testing experience. Prior to becoming our Chief Commercial Officer, she served as our Ad Interim Chief Commercial Officer from June to October 2017 and as our Head of Marketing from March to June 2017. From August 2015 to March 2017, she worked in companion diagnostics marketing at Genentech, and was a sales leader at Ariosa Diagnostics from July 2013 to August 2015. While at Genentech, she worked on the launch of the first FDA approved cell free DNA test in oncology, the PD-Ll test launch, and the Foundation Medicine partnership. Ms. King was an early member of the commercial team at Ariosa, a leader in the field of noninvasive prenatal testing, which is now part of the Roche Group. She led the launch of their test into Asia Pacific and Canada. From August 2008 to July 2011, Ms. King worked at Fletcher Spaght, a life science consulting and venture capital fund. She received a bachelor of science in bioengineering from Massachusetts Institute of Technology in 2008 and an M.B.A. from Stanford Graduate School of Business in 2013.
Legal Proceedings with Executive Officers

There are no legal proceedings related to any of the executive officers that require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation, Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives, as well as a description of the material components of our executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.
During fiscal year 2021, the following executive officers constituted our Named Executive Officers (collectively, our “NEOs”):

Name	Position(s)
Reginald Seeto, MBBS	President and Chief Executive Officer
Ankur Dhingra(1)	Chief Financial Officer
Alex Johnson(2)	Chief Business Officer
Sasha King	Chief Marketing Officer and Franchise Head-Kidney Transplant
Peter Maag, Ph.D.(3)	Former Executive Chair
Marcel Konrad(4)	Former Interim Chief Financial Officer

(1)    Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021.
(2)    Mr. Johnson was promoted to our Chief Business Officer effective July 19, 2021.
(3)    Effective November 1, 2021, Dr. Maag transitioned from Executive Chair to a non-employee member of our Board of Directors.
(4)    Mr. Konrad was appointed as our Interim Chief Financial Officer effective December 31, 2020 and served in this role until March 25, 2021.

I.Executive Summary

2021 Business Highlights
Over the course of 2021, we furthered our growth in the healthcare solutions market by leveraging our innovative testing services, products and digital tools. To date, we have devoted substantially all of our efforts to product development, increasing revenue and continuing innovation. 2021 was an important year for CareDx as we achieved the following:
Financials and Performance

•Increased our revenue to $296.4 million, an increase of approximately 54% compared to 2020
•Provided approximately 153,000 patient results in 2021 compared to 79,000 in 2020
•Strengthened Balance Sheet to $348 million of cash, cash equivalents and marketable securities through a January 2021 Public Offering with proceeds of $188.7 million
New Business and Expansion

•Launched AlloSure Lung, the first dd-cfDNA test available for lung transplant patients, in the fourth quarter, and processed approximately 700 tests
•Announced publication of KidneyCare validation study in Kidney360
•Acquired BFS Molecular S.R.L. to bring on software and algorithm development capabilities for NGS transplant surveillance products
•Generated positive clinical data with the announcement of the publication of multiple studies, including the ADMIRAL and ALARM studies
•Partnered with OrganX to integrate AlloSure into Artificial Intelligence platforms
•Acquired MedActionPlan and The Transplant Pharmacy, adding medication adherence capabilities to our offerings

In achieving the above, we have continued to execute on our business objectives, improving our products and technologies, and strengthening our financial position.
Further, our long-term total stockholder return has outperformed our competitors over the long-term:

TOTAL SHAREHOLDER RETURN
1,3 AND 5 YEAR PERIODS
CareDx, Inc.
NASDAQ Composite
NASDAQ Biotechnology
-39.3%
22.4%
-0.6%
1 YEAR
93.5%
143.9%
61.3%
3 YEAR
1584.4%
204.8%
75.4%
5 YEAR

Key 2021 Compensation Decisions
Aligned with our accomplishments in 2021 and strong business and company performance as outlined above, we took certain actions related to our compensation program. Specifically, we sought to add more “at-risk” pay for our executives by adding long-term performance based incentives (including PRSUs), while balancing retention needs and building share ownership among our executives. Our performance-based incentives aim to strengthen the pay-for-performance relationship and drive fulfillment of key strategic goals. We continue to manage award design, with a goal of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy and proactively managing our share usage as well as dilution during a period of rapid growth.
Results of Fiscal 2020 Stockholder Advisory Vote
At our 2021 Annual Meeting of Stockholders, our stockholders approved our Say-on-Pay proposal with approximately 91.4% of the votes cast in favor of the fiscal 2020 compensation of our named executive officers. We believe that the 2021 vote approving our Say-on-Pay proposal once again conveyed our stockholders’ strong support of our existing executive compensation program and affirmed that our overall executive compensation program is aligned with the interests of our stockholders. Our Board of Directors will continue to consider feedback from our stockholders when making future compensation decisions, and will continue to benchmark, against peers, our governance practices and executive compensation program.
Since we first conducted the Say-on-Pay vote, we have implemented a systematic stockholder outreach program to seek ongoing feedback on our governance and compensation policies. In response to the feedback received from our stockholders, we have made the following changes to our governance practices and compensation program:
•Adopted director and executive officer stock ownership guidelines;
•Amended our equity incentive plans to provide that equity awards granted thereunder are generally subject to minimum vesting of at least one year and to prohibit cash buyouts of options and option repricings without the consent of our stockholders;
•Adopted a compensation recovery (“clawback”) policy;
•Our cash bonus program for our executive officers for 2021 and 2022 includes both financial and non-financial metrics that were pre-set at the beginning of the applicable year; and
•The PRSUs granted to our executive officers in 2021 and 2022 are based on a two-year performance period with one year of additional vesting (if performance criteria are achieved, 50% will vest at the end of the two-year performance period and the remaining 50% will vest the following year).

II.Compensation Philosophy

We operate within a very complex business environment, which requires a very strong management team. Our business model requires our management team to be adept at developing competitive technologies to support multiple customers, including hospitals, all within multiple geographies. Many of our competitors have substantially greater capital resources and larger sales forces than we do. In addition, the diagnostics industry is characterized by rapid product development and technological advances, which require our management team to be adept at managing these key areas of the business.
As a result, the Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of not only operating, but also excelling, in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.
Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly-motivated management team with a clear understanding of our business objectives and shared corporate values. To this end, the Compensation Committee believes that our executive compensation program should provide compensation that:
•attracts and retains the best executive talent;
•appropriately aligns our business objectives and stockholder interests;
•maintains a reasonable balance across types and purposes of compensation;
•motivates our executive officers to achieve our annual and long-term strategic goals and rewards performance based on the attainment of such goals;
•appropriately considers risk and reward in the context of our business environment and long-range business plans;
•recognizes individual value and contributions to our success; and
•considers, but does not exclusively rely upon, competitive market data.
We seek to achieve these objectives in a way that is consistent with the long-term interests of our company and those of our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentives and long-term compensation opportunities in the form of equity awards.
Our Compensation Committee believes that our compensation program should align executive interests with the drivers of growth and stockholder returns, and support achievement of our primary business goals. The expertise, leadership and contributions of our executives are critical to our ability to create sustained long-term stockholder value. Consequently, our board believes the substantial majority of NEO compensation should be at-risk, variable pay to facilitate the successful execution of our business strategy.

III.Compensation Determination Process

Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the Nasdaq listing standards and Securities Exchange Act of 1934, as amended (“Exchange Act”), Rule 10C-1, and “non-employee directors” for purposes of Exchange Act Rule 16b-3.
The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies and programs applicable to our Chief Executive Officer, as well as our other executive officers, including our other NEOs. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops recommendations, makes decisions that it believes advances our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee conducts reviews of the Company’s compensation policies and programs on at least an annual basis to ensure that they enhance stockholder value, align pay and performance, and attract and retain top executive talent. This includes a review of internal pay equity among the executive team. With the assistance of our independent compensation consultant, the Compensation Committee seeks to maintain appropriate base salary, annual bonus and equity compensation plans for its executives.

Role of Chief Executive Officer & Management
Our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Until our Executive Chair transitioned from his position as our Executive Chair to a non-employee member of our Board of Directors in November 2021, our Chief Executive Officer made all such recommendations in consultation with our Executive Chair. The compensation of our Executive Chair was set by our Compensation Committee, and our Chief Executive Officer was not involved in such determination. Our Chief Executive Officer (and, prior to November 1, 2021, our Executive Chair) recuses himself from Compensation Committee and board discussions when his compensation is reviewed. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer (and, as applicable, our Executive Chair), as well as each individual compensation component. Our Compensation Committee makes recommendations to our Board of Directors regarding, or determines, compensation for our Chief Executive Officer (and, as applicable, our Executive Chair). The Compensation Committee or the independent members of our Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer (and, as applicable, our Executive Chair). The Compensation Committee does not delegate any of its functions to others in deciding executive compensation.
Use of Independent Compensation Consultant
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. The Compensation Committee has retained Aon’s Human Capital Solutions practice (“Aon”), a division of Aon plc, as its independent outside compensation consultant since 2014 to assist with setting executive compensation. The Compensation Committee has sole authority to retain or replace such independent compensation consultants. The Compensation Committee annually evaluates the compensation consultant’s independence and performance under the applicable Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive interests with those of stockholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.
In 2021, Aon provided the following services to the Compensation Committee:
•Reviewed and recommended adjustments to the Company’s peer group;
•Conducted an extensive executive compensation assessment; and
•Provided key insights on executive and director compensation based on relevant market data.
Aon did not provide any services to us other than the consulting services to the Compensation Committee. The Compensation Committee conducted a review of its relationship with Aon in 2021 and determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest. The Compensation Committee determined that Aon’s work has conformed to the independence factors and guidance provided by the SEC and Nasdaq.
Use of a Peer Group
With the assistance and recommendations of Aon, the Compensation Committee has developed a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices.
In December 2020, the Compensation Committee approved a peer group for use in making 2021 compensation decisions. When selecting appropriate peers, the general criteria used were:
•Industry - Public diagnostics companies
•Revenues - Between $50 million - $400 million
•Market Capitalization - between $750 million and $7.5 billion
For compensation decisions for fiscal year 2021, the following public companies were selected as our peer group:

2021 Peer Group

Adaptive Biotechnologies Corporation*	Castle Biosciences, Inc.*	Cerus Corporation	GenMark Diagnostics, Inc.
Guardant Health, Inc.*	Invitae Corporation	iRhythm Technologies	Luminex Corporation
Meridian Bioscience, Inc.	Myriad Genetics, Inc.	Nanostring Technologies, Inc.	Natera, Inc.
NeoGenomics, Inc.	OraSure Technologies, Inc.	Personalis, Inc.*	Quanterix Corporation
Twist Bioscience Corporation*	Veracyte, Inc.

* New for 2021
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our NEOs. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as more broad-based compensation surveys to gain a general understanding of market compensation levels.
Assessment of Risk
The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.

IV.Pay Components

Our executive compensation program consists of three primary elements: base salaries, annual cash incentives, and long-term equity awards:

Element	Performance Period	Objective	Performance Measured / Rewarded
Base Salary	Annual	Attracts, retains, and rewards top talent and reflects an NEO’s responsibilities, performance, and relevant market data	•Provides NEOs with fixed compensation that acts as a vehicle to motivate and retain executives •Rewards executives for key performance and contributions
Short-Term Incentives	Annual or Biannual	Rewards achievement of the Company’s annual goals subject to meeting individual performance expectations
•Rewards NEOs for their individual performance and the performance of the Company over the fiscal year 2021
•Cash bonuses, which are based on the Company’s financial and strategic goals, and the three metrics used for 2021 cash bonuses were:
◦Total Sales - 80% weighting
◦Pipeline Additions - 10% weighting
◦Adjusted EBITDA - 10% weighting

Long-Term Incentives	Long-Term (four years)	Aligns the interests of management and stockholders and serves as an important retention vehicle; Supports the achievement of strong stock price growth
NEOs receive a mix of :
•RSUs to encourage employee retention
•Stock options to reward long-term stock price growth
•Performance-based RSUs (“PRSUs”), which have a two-year performance period with one year of additional vesting thereafter, and are based on the Company’s financial and strategic goals. The two metrics used for PRSUs granted in 2021 with a two-year performance period (combined for 2021 and 2022) were:
◦Total Sales - 80% weighting
◦Adjusted EBITDA - 20% weighting

We are committed to a strong performance orientation in our compensation program and effective corporate governance practices for a company at our development stage and industry. As such we routinely review our policies and program design. Some of our best practices in governance that we observe include:

What We Do
☑ Pay-for-performance alignment—commencing with 2021, our annual cash bonus program includes both financial and non-financial metrics, and our PRSUs have a two-year performance period with one year of additional vesting thereafter
☑ Maintain an Insider Trading Policy
☑ Align compensation with stockholder interests
☑ Maintain “Double Trigger” benefits in the case of a Change in Control
☑ Annual compensation review
☑ Recommending annual stockholder advisory vote on named executive officer compensation
☑ Provide only very limited perquisites to executives

☑ Director and executive officer stock ownership guidelines
☑ Balanced pay mix of fixed and variable pay
☑ Multi-year vesting requirements for stock options and certain restricted stock unit awards
☑ Robust anti-hedging and pledging policies
☑ Retain an independent compensation consultant
☑ Only independent directors serve on our board committees
☑ Compensation recovery (“clawback”) policy
☑ Provide that equity awards granted under our equity incentive plans are subject to minimum vesting of at least one year

What We Don’t Do
☒ Provide excessive severance payments
☒ Use excise tax gross-ups
☒ Utilize guaranteed bonuses
☒ Provide single trigger change-in-control severance payments
☒ Provide excessive perquisites
☒ Provide special executive retirement plans

☒ Provide special welfare benefits to our executive officers
☒ Permit the payment of dividends on RSUs or PRSUs prior to vesting
☒ Permit cash buyouts of options without stockholder consent
☒ Permit option repricings without stockholder consent

Base Salary
Base salary is the only fixed component of our executive officers’ total cash compensation and provides competitive pay to attract and retain our executives. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each individual brings to the Company and the performance contributions each makes.
Base salary changes in 2021 varied by executive due either to merit increases and/or market adjustments. The increases in 2021 were based on a review of market data from Aon for similar roles and positions within our compensation peer group and an assessment of the following factors:
•Peer group data and external market information;
•Individual performance;
•The level of responsibility assumed and the nature and complexity of each NEO’s role;
•The leadership demonstrated to create and promote a day-to-day working environment; and
•The desire to attract, engage and retain NEOs capable of achieving the Company’s strategic objectives and the marketability and criticality of retention of NEOs.
Annual base salaries for our NEOs as of December 31, 2020 and December 31, 2021* were as follows:

Named Executive Officer	2020	2021	Increase
Reginald Seeto, MBBS	$ 540,000	$ 540,000	N/A
Ankur Dhingra(1)	N/A	400,000	N/A
Alex Johnson(2)	290,000	375,000	29.3%
Sasha King(3)	310,000	325,500	5.0%
Peter Maag, Ph.D.	270,000	270,000(4)	N/A
Marcel Konrad(5)	287,970	299,490	4.0%

*    See footnotes for a description of the changes to base salary that were effected throughout 2021. Actual amounts of salary paid to our NEOs are described in the “Summary Compensation Table” below.

(1)    Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021.
(2)    Effective April 1, 2021, Mr. Johnson’s annual base salary was increased to $304,500. Upon appointment as our Chief Business Office effective July 19, 2021, Mr. Johnson’s annual base salary was further increased to $375,000.
(3)    Effective April 1, 2021, Ms. King’s annual base salary was increased to $325,500.
(4)    Dr. Maag’s employment was terminated on November 1, 2021, although he remains a member of our Board of Directors. Dr. Maag is entitled to additional transition pay of 12 months for the period from November 1, 2021 through November 1, 2022, equal to $270,000.
(5)    Mr. Konrad was appointed as our Interim Chief Financial Officer effective December 31, 2020 and served in this role until March 25, 2021, after which he resumed his role as our Senior Vice President, Corporate Controller. Mr. Konrad voluntarily terminated his employment in July 2021.
Annual Incentives
Our cash bonus program is designed to provide a financial incentive to reward key executives for the achievement of annual corporate performance objectives. Under the cash bonus program, each NEO has an award opportunity expressed as a percentage of his or her base salary. Payments under the program and vesting of the PRSUs are ultimately based on the achievement of pre-established Company metrics. Actual performance against these metrics determines the Company factor for purposes of calculating payments under the cash bonus program (the “Company Factor”) and determines the level of vesting of the PRSUs. Threshold levels of performance must be met for bonuses to be earned and vesting to occur. For purposes of our cash bonus program, in 2021, the Company Factor could range from zero to 200%.
For 2021, the cash bonus program used three metrics for funding: Total Sales, Pipeline Additions (number of products or services added to our pipeline) and Adjusted EBITDA. We define Adjusted EBITDA as non-GAAP net income/(loss) before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest.
For each of these three metrics, in the first quarter of 2021, the Compensation Committee established performance thresholds at the following levels: less than 25% achievement; 25% achievement; 50% achievement; 100% achievement; 150% achievement; and 200% or greater achievement. The Compensation Committee set the Company Factor, for purposes of the bonuses earned for 2021, at 190% based on the Company’s 2021 achievements. Once the Company Factor was determined based on Company performance against the metrics above, a modifier was applied based on individual performance. Our Compensation Committee had discretion to grant individual cash bonus awards at, below, or above target based on individual performance and the funding available in the bonus pool. Final awards under the program were subject to adjustment, positively or negatively, for individual performance against key Company objectives. Depending on each NEO’s individual score, the final bonus amount was adjusted in a range of 100% to 110%. Therefore, through our cash bonus program, NEOs may earn a significantly higher payout if target performance is exceeded. NEOs also bear the risk of a lower payout if target performance is not achieved, and the risk of no payout for below-threshold results.
To arrive at each NEO’s earned bonus for 2021, the Compensation Committee multiplied the NEO’s base salary, by the NEO’s annual target bonus percentage, by the Company Factor (190%), by the NEO’s individual performance factor, as determined by the Compensation Committee.
The annual incentive cash bonuses paid to our NEOs for 2021 were:

Named Executive Officer*	Base Salary for Purposes of Bonus	2021 Annual Target Bonus (% of base)	Company Factor	Individual Performance Multiplier	2021 Earned Bonus
Reginald Seeto, MBBS	$ 540,000	90%	1.9	1.05	$ 972,000
Ankur Dhingra(1)	$ 400,000	60%	1.9	1.10	$ 501,600
Alex Johnson(2)	$ 375,000	60%	1.9	1.10	$ 382,062(3)
Sasha King	$ 325,500	60%	1.9	1.10	$ 340,147(4)
Peter Maag, Ph.D.	$ 225,000(5)	100%	1.9	1.00	$ 427,500
-------------------
*    Mr. Konrad did not receive any annual bonus for 2021 as he ceased being an employee of ours in July 2021 and he is therefore not included in this table.
(1)    Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021.
(2)    Mr. Johnson was promoted to our Chief Business Officer effective July 19, 2021.
(3)    The 2021 bonus paid to Mr. Johnson was pro-rated based on his salary and target bonus level from January 1, 2021 through July 18, 2021 and his adjusted salary and target bonus level effective July 19, 2021 through December 31, 2021.
(4)    The 2021 bonus paid to Ms. King was pro-rated based on the period of time she actively served during 2021, excluding any long-term absences.
(5)    Dr. Maag’s 2021 bonus was calculated based on his services to the Company prior to November 1, 2021, as reflected in this table. His base salary of $270,000 was pro-rated for purposes of his 2021 bonus to reflect that he was only employed from January 1, 2021 through October 31, 2021.
Awards under our cash bonus program are typically paid in the quarter following the close of the performance period. Our cash bonus program metrics include both financial and non-financial metrics, including those related to our pipeline.

Long-Term Incentives
Our focus on long-term value creation results in our executive compensation program having a heavy weighting toward equity compensation, which includes stock options and RSUs. We rely heavily on equity compensation that vests over a multi-year period to ensure that a significant portion of a named executive officer’s compensation opportunity is related to factors that directly or indirectly influence stockholder value. Our Compensation Committee believes this serves as a reward for appreciation in our stock price and long-term value creation, and enables us to achieve our retention objectives. Further, equity participation establishes a sense of ownership and aligns executives’ interests with those of our stockholders.
In 2021, we provided a significant portion of our executives’ target long-term incentives via a mix of stock options, RSUs and PRSUs. Approximately 30% of the value of our equity awards granted in 2021 was in the form of long-term stock options (four -year vesting period), 50% of the value was in the form of long-term RSUs (four-year vesting period) and 20% of the value was in the form of PRSUs with a two-year performance period. The Compensation Committee believes this structure is appropriate for us given our current competitive recruiting landscape, our current company size and our current growth trajectory.
2021 Annual Equity Grants
A summary of our regular, annual cycle grants for 2021, which were granted on February 3, 2021, is as follows:

	PRSUs		RSUs		Stock Options
Named Executive Officer(1)	(#)	($)(2)	(#)	($)(3)	(#)	($)(4)
Reginald Seeto, MBBS	14,750	$ 1,288,708	29,500	$ 2,577,415	29,500	$1,710,558
Alex Johnson	4,000	$ 349,480	8,000	$ 698,960	8,000	$463,880
Sasha King	3,375	$ 294,873	6,750	$ 589,748	6,750	$391,399
Peter Maag, Ph.D.	6,538	$ 571,225	13,076	$ 1,142,450	13,075	$758,154

(1)    Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021 and was not an executive officer at the time these grants were made and he is therefore not included in this table. In addition, Mr. Konrad did not receive any annual grants in February 2021.
(2)    The PRSUs were granted on February 3, 2021. Amounts set forth in this column generally represent the aggregate grant date fair value of the PRSU awards granted to each listed NEO, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs.
(3)    The RSUs were granted on February 3, 2021. Amounts set forth in this column generally represent the aggregate grant date fair value of the RSU awards granted to each listed NEO, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs.
(4)    The stock options were granted on February 3, 2021. Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by our NEOs. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on February 24, 2022 for a discussion of the assumptions made in determining the grant date fair value of the stock options.
PRSUs
In early February 2021, our Compensation Committee granted PRSUs to our executive officers. The PSRUs are sized to reflect one-half of the full value awards given to each executive, other than Mr. Dhingra, who was not an executive officer in February 2021, and Mr. Konrad, who did not receive a PRSU award in 2021.
The PRSUs are designed to further reward key executives for the achievement of corporate performance objectives. The PRSUs use two metrics for funding and vesting purposes: Total Sales and Adjusted EBITDA (defined as described above). For each of these two metrics, for purposes of the PRSUs, the Compensation Committee established performance thresholds at the following levels: greater than 50% achievement; greater than 80% achievement and 100% or greater achievement. The PRSUs are long-term incentives and have a two-year performance period with one year of additional vesting (if performance criteria are achieved, 50% will vest at the end of the two-year performance period and the remaining 50% will vest the following year).
RSUs - Vesting
The foregoing RSU grants vest over four years in equal annual installments on the anniversary of the date of grant, beginning on the first anniversary of the date of grant, subject to the executive's continuing service on each vesting date.
Stock Options - Vesting
One quarter of the foregoing option grants vest on the first anniversary of the date of grant. The balance of the option grants vest monthly over the following three-year period, subject to the executive’s continuing service on each vesting date.

2021 Equity Grants in Connection with Mr. Dhingra’s Appointment as our Chief Financial Officer
In connection with Mr. Dhingra’s appointment as the Company’s Chief Financial Officer, on March 25, 2021, Mr. Dhingra was granted an option to purchase 30,000 shares of the Company’s common stock, 14,500 RSUs and 2,500 PRSUs under the Company’s 2014 Plan. 1/4th of the shares subject to the option vested on March 25, 2022, and 1/48th of the total number of shares subject to the option vest at the end of each calendar month thereafter, subject to Mr. Dhingra’s continued employment with the Company. 25% of the shares subject to the RSUs vested on March 25, 2022, and the remaining RSUs will vest, subject to Mr. Dhingra’s continued employment with the Company, at a rate of 25% per year on each one year anniversary from March 25, 2022. The PRSUs have a two-year performance period with one year of additional vesting (if performance criteria are achieved, 50% will vest at the end of the two-year performance period (March 25, 2023) and the remaining 50% will vest the following year (March 25, 2024)) and will vest based on the same criteria as the PRSUs granted to our executive officers in February 2021. A summary of these awards is as follows:

PRSUs		RSUs		Stock Option
(#)	($)(1)	(#)	($)(2)	(#)	($)(3)
2,500	$ 158,575	14,500	$ 919,735	30,000	$ 1,279,410

(1)    The PRSUs were granted on March 25, 2021. Amount set forth in this column generally represents the aggregate grant date fair value of the PRSU award granted to Mr. Dhingra, computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amounts paid to or realized by Mr. Dhingra.
(2)    The RSUs were granted on March 25, 2021. Amount set forth in this column generally represents the aggregate grant date fair value of the RSU award granted to Mr. Dhingra, computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amounts paid to or realized by Mr. Dhingra.
(3)    The stock option was granted on March 25, 2021. Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by Mr. Dhingra. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on February 24, 2022 for a discussion of the assumptions made in determining the grant date fair value of the stock options.
2021 Equity Grants in Connection with Mr. Johnson’s Promotion to our Chief Business Officer
In connection with Mr. Johnson’s promotion to the Company’s Chief Business Officer, on July 19, 2021, Mr. Johnson was granted an option to purchase 13,333 shares of the Company’s common stock and 13,333 RSUs under the Company’s 2014 Plan. The option will vest, subject to Mr. Johnson’s continued employment with the Company, 1/4th on July 19, 2022, and 1/48th of the total number of shares subject to the option will vest at the end of each calendar month thereafter. The RSUs will vest, subject to Mr. Johnson’s continued employment with the Company, at a rate of 25% per year on each one year anniversary from July 19, 2021. A summary of these awards is as follows:

RSUs		Stock Option
(#)	($)(1)	(#)	($)(2)
13,333	$ 1,040,241	13,333	$ 698,344

(1)    The RSUs were granted on July 19, 2021. Amount set forth in this column generally represents the aggregate grant date fair value of the RSU award granted to Mr. Johnson computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amounts paid to or realized by Mr. Johnson.
(2)    The stock option was granted on July 19, 2021. Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by Mr. Johnson. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on February 24, 2022 for a discussion of the assumptions made in determining the grant date fair value of the stock options.
RSU Awards to Mr. Konrad
On May 3, 2021, Mr. Konrad was granted 2,100 RSUs under the Company’s 2014 Plan. On June 7, 2021, he was granted an additional 4,000 RSUs under the Company’s 2014 Plan. The RSUs were to vest, subject to Mr. Konrad’s continued employment with the Company, at a rate of 25% per year on each one year anniversary from the applicable grant date. Mr. Konrad only served as our Interim Chief Financial Officer until March 25, 2021 and therefore these grants were made after Mr. Konrad ceased to be an executive officer. Mr. Konrad served as our Senior Vice President, Corporate Controller, from March 25, 2021 until he voluntarily terminated his employment in July 2021.
Welfare and Health Benefits
Our NEOs participate in our employee benefit plans on the same terms as all of our other eligible employees.

We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. Employees may contribute their own funds on a pre-tax basis.
The plan permits us to make matching contributions and we have historically provided employer contributions that match eligible employee contributions (“employer matching contributions”), generally limited to 3% of the compensation (up to a maximum matching contribution of $5,000 per year) that can be taken into account for this purpose under federal law. On January 1, 2018, we began to make contributions to the employee plan. Employer matching contributions vest according to a four-year graded plan at a rate of 25% per year.
In addition, we provide health care, dental, vision and life insurance, an employee assistance plan and both short-term and long-term disability and accidental death and dismemberment benefits to all full-time employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.
Limited Perquisites
In 2021, the Company provided certain limited perquisites to our NEOs, which included electronic allowances and gym allowances.
Hedging and Pledging Prohibitions
Our insider trading policy prohibits our directors, officers (including our executive officers), employees and agents, as well as their immediate family members, from engaging in short sales of our securities and from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding our securities. Our insider trading policy also prohibits certain individuals, including our directors and executive officers, from pledging our securities as collateral for loans.
Employment Agreement and Offer Letter Summaries
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer’s initial base salary, and an indication of eligibility for an annual cash incentive award opportunity.
Reginald Seeto, MBBS
We entered into an offer letter with Dr. Seeto, dated November 16, 2018, under which Dr. Seeto initially served as our President and Chief Business Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. In connection with Dr. Seeto’s appointment as the Company’s Chief Executive Officer, effective as of November 1, 2020, the Compensation Committee approved an increase in Dr. Seeto’s base salary to $540,000 and an increase in his target annual performance bonus to a 90% of his annual base salary. There was no change to Dr. Seeto’s annual base salary or target annual performance bonus during fiscal year 2021.
Ankur Dhingra
We entered into an offer letter with Mr. Dhingra, dated February 11, 2021, under which Mr. Dhingra serves as our Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. During fiscal year 2021, Mr. Dhingra’s annual base salary was $400,000 and he was eligible for a target annual performance bonus of up to 60% of his base salary. He also received a $100,000 sign-on bonus.
Alex Johnson
During fiscal year 2021, Mr. Johnson’s annual base salary was initially $290,000, which was increased to $304,500 effective April 1, 2021. In connection with Mr. Johnson’s promotion to our Chief Business Officer, we entered into a promotion letter with Mr. Johnson, dated July 12, 2021. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. In accordance with the promotion letter, Mr. Johnson’s annual base salary was further increased to $375,000, effective as of July 12, 2021, and he was eligible for a target annual performance bonus of up to 60% of his base salary.
Sasha King
We entered into an offer letter with Ms. King, dated October 20, 2017, under which Ms. King initially served as our Chief Commercial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. On June 16, 2019, Ms. King transitioned from Chief Commercial Officer to our Chief Marketing Officer to better align with her focus and contributions to the Company. During fiscal year 2021, Ms. King’s annual base salary was initially $310,000, which was increased to $325,500 effective April 1, 2021. In 2021, she was eligible for a target annual performance bonus of up to 60% of her base salary.

Peter Maag, Ph.D.
We entered into a Chief Executive Employment Agreement with Dr. Maag, dated September 19, 2012, under which Dr. Maag previously served as our Chief Executive Officer. The agreement provided for “at-will” employment and sets forth certain agreed upon terms and conditions of employment.
In connection with Dr. Maag’s appointment as the Company’s Executive Chair effective November 1, 2020, the Company and Dr. Maag entered into an Executive Chair Agreement. The Executive Chair Agreement superseded Dr. Maag’s prior Chief Executive Employment Agreement and provided that Dr. Maag’s annual base salary was $270,000 and that he is eligible for a target annual performance bonus of 100% of his annual base salary. In addition, any time-based vesting equity awards that Dr. Maag held as of the date of the Executive Chair Agreement or that are thereafter granted to Dr. Maag will automatically vest through June 30, 2024 if Dr. Maag’s employment with the Company is terminated by the Company without cause (as defined in the Executive Chair Agreement) before June 30, 2024.
In connection with Dr. Maag’s transition from Executive Chair to a non-employee member of the Board of Directors effective November 1, 2021, the Company and Dr. Maag entered into a letter agreement (the “Maag Letter Agreement”) pursuant to which the Company and Dr. Maag acknowledged and agreed that (a) Dr. Maag would receive an additional 12 months of transition pay for the period from November 1, 2021 through November 1, 2022, equal to $270,000, according to the Company’s normal payroll practices over 12 months, (b) Dr. Maag shall continue to vest in his equity of the Company while he remains a member of the Board of Directors, and (c) there would be no acceleration of the vesting of Dr. Maag’s equity in connection with such transition.
Marcel Konrad
We entered into an offer letter with Mr. Konrad, dated August 20, 2018, under which Mr. Konrad initially served as our Vice President, Corporate Controller. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Effective December 31, 2020, Mr. Konrad was appointed as our Interim Chief Financial Officer and served in this role until March 25, 2021. During fiscal year 2021, Mr. Konrad’s annual base salary was $299,490. In 2021, he was eligible for a target annual performance bonus of up to 25% of his base salary. However, Mr. Konrad was not eligible for a bonus payment in 2021, as he voluntarily terminated his employment in July 2021.
Potential Payments and Benefits upon Termination or Change of Control for Officers
Reginald Seeto, MBBS
Pursuant to Dr. Seeto’s Change of Control and Severance Agreement, dated November 26, 2018, as amended by the Amendment to Change of Control and Severance Agreement, dated October 29, 2020, if within two months prior to, or twelve months following a change of control, we or our successor terminate Dr. Seeto’s employment without cause, Dr. Seeto will be entitled to (a) twelve months’ severance based on Dr. Seeto’s annual base salary, (b) acceleration of vesting equal to 100% of any unvested equity awards, (c) a lump sum payment equal to Dr. Seeto’s annual bonus (equal to the greater of target bonus or the actual bonus received for performance during the calendar year prior to the year in which the termination occurs) and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Seeto becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Dr. Seeto’s employment without cause and such termination occurs outside of a change of control event, Dr. Seeto will be entitled to (a) twelve months’ severance based on Dr. Seeto’s annual base salary, and (b) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Seeto becomes covered under a similar plan of a new employer.
Ankur Dhingra
Pursuant to Mr. Dhingra’s Change of Control and Severance Agreement, effective March 25, 2021, if within two months prior to, or twelve months following a change of control, we or our successor terminate Mr. Dhingra’s employment without cause, Mr. Dhingra will be entitled to (a) twelve months’ severance based on Mr. Dhingra’s annual base salary, (b) acceleration of vesting equal to 100% of any unvested equity awards, (c) a lump sum payment equal to Mr. Dhingra’s annual bonus (equal to the greater of target bonus or the actual bonus received for performance during the calendar year prior to the year in which the termination occurred) and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Dhingra becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminates Mr. Dhingra’s employment without cause and such termination occurs outside of a change of control event, Mr. Dhingra will be entitled to (a) six months’ severance based on Mr. Dhingra’s annual base salary, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Dhingra becomes covered under a similar plan of a new employer.
Alex Johnson
Pursuant to Mr. Johnson’s Change of Control and Severance Agreement, effective July 12, 2021, if within two months prior to, or twelve months following a change of control, we or our successor terminate Mr. Johnson’s employment without cause, Mr. Johnson will be entitled to (a) twelve months’ severance based on Mr. Johnson’s annual base salary, (b) acceleration of vesting equal to 100% of any unvested equity awards, (c) a lump sum payment equal to Mr. Johnson’s annual bonus (equal to the greater of target bonus or the actual bonus received for performance during the calendar year prior to the year in which the termination occurred) and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Johnson becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminates Mr. Johnson’s employment without cause and such termination occurs outside of a change of control event, Mr. Johnson will be entitled to (a) six months’ severance based on Mr. Johnson’s annual base salary, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Johnson becomes covered under a similar plan of a new employer.
Sasha King
Pursuant to Ms. King’s Change of Control and Severance Agreement, dated October 20, 2017, if within two months prior to, or twelve months following a change of control, we or our successor terminate Ms. King’s employment without cause, Ms. King will be entitled to (a) twelve months’ severance based on Ms. King’s annual base salary, (b) acceleration of vesting equal to 100% of any unvested equity awards, (c) a lump sum payment equal to Ms. King’s annual bonus (equal to the greater of target bonus or the actual bonus received for performance during the calendar year prior to the year in which the termination occurs) and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Ms. King becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Ms. King’s employment without cause and such termination occurs outside of a change of control event, Ms. King will be entitled to (a) six months’ severance based on Ms. King’s annual base salary, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Ms. King becomes covered under a similar plan of a new employer.
Peter Maag, Ph.D.
We had previously entered into a Change of Control and Severance Agreement with Dr. Maag. However, this agreement terminated upon Dr. Maag’s transition from Executive Chair to a non-employee member of the Board of Directors effective November 1, 2021. However, pursuant to the Maag Letter Agreement, the Company acknowledged and agreed that, in connection with any change of control of the Company during Dr. Maag’s service on the Board of Directors, the Board of Directors will evaluate accelerated vesting of Dr. Maag’s then-unvested equity.
Marcel Konrad
During 2021, we did not have any agreement with Mr. Konrad providing for benefits in the event of a change of control.
For purposes of the Change of Control and Severance Agreements with Dr. Seeto, Messrs. Dhingra and Johnson and Ms. King, “cause” means generally:
•executive’s material failure to perform his or her stated duties after a written notice of failure and a cure period of ten days;
•executive’s material violation of our policies or any written agreement or covenant with us;
•executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony;
•a willful act by executive that constitutes gross misconduct and which is injurious to us;
•executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us;
•the unauthorized use or disclosure by executive of any of our proprietary information or trade secrets or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us; or
•executive’s willful failure to cooperate with an investigation by a governmental authority.
The following table estimates the amounts payable to our named executive officers that were serving as such as of the end of December 31, 2021 in the event that a change of control, termination of employment or both occurred on December 31, 2021. The closing price of our common stock on December 31, 2021, as reported on the Nasdaq Global Market, was $45.48 per share. The following table excludes certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change of control and/or the named executive officer’s qualifying separation from the Company:

	Termination by the Company Without Cause Outside of Change of Control Window		Termination by the Company Without Cause During Change of Control Window
Name(1)	Cash Payments	Continuation of Benefits	Cash Payments	Continuation of Benefits	Value of Equity Accelerated
Reginald Seeto, MBBS	$ 540,000	$9,541	$ 1,098,789	$ 9,541	$ 6,374,647
Ankur Dhingra	$ 200,000	$6,250	$ 640,000	$8,614	$773,160
Alex Johnson	$ 187,500	$3,210	$ 687,642	$ 3,210	$ 2,293,037
Sasha King	$ 162,750	$2,327	$ 600,000	$4,653	$ 2,208,431

(1)    Excludes Peter Maag, Ph.D. as he transitioned from his position as Executive Chair to a non-employee member of our Board of Directors on November 1, 2021. Also excludes Marcel Konrad as he ceased serving as our Interim Chief Financial Officer after March 25, 2021 and we did not have any agreement with him providing for benefits in the event of a change of control.
Accounting and Tax Considerations
The Company accounts for equity-based compensation paid to employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is accrued.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer, the chief financial officer and three other most highly-compensated executive officers in any taxable year. In making compensation decisions, the Compensation Committee considered the potential effects of Section 162(m) on the compensation paid our executive officers who are subject to the deduction limit (the “covered executives”). The exemption from Section 162(m)’s deduction limit for performance-based compensation was generally repealed for taxable years beginning after December 31, 2017, such that compensation paid to our covered executives in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to the covered executives must be deductible for federal income tax purposes. Accordingly, while the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:
Fred E. Cohen, M.D., D. Phil (Chair)
Grace E. Colón, Ph.D.
Michael D. Goldberg
William A. Hagstrom
Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, our named executive officers during 2019, 2020 and 2021.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Reginald Seeto, MBBS Chief Executive Officer and President	2021	540,000	—	3,866,123	1,710,558	972,000	1,440	7,090,121
	2020	429,167	—	2,938,712	1,690,950	558,789	1,080	5,618,698
	2019	400,000	—	572,770	556,891	425,040	960	1,955,661
Ankur Dhingra(4) Chief Financial Officer	2021	306,945	$100,000(5)	1,078,310	1,279,410	501,600	720	3,266,985
Alex Johnson(6) Chief Business Officer	2021	332,920	—	2,088,681	1,162,224	382,062	1,560	3,967,447
Sasha King Chief Marketing Officer	2021	287,161	—	884,621	391,399	340,147	1,560	1,904,888
	2020	305,100	—	562,050	310,252	362,142	1,560	1,541,104
	2019	283,800	—	721,105	278,446	216,406	8,993	1,508,750
Peter Maag, Ph.D.,(7) Former Executive Chair	2021	270,000	—	1,713,675	758,154	427,500	39,953	3,209,282
	2020	488,700	—	3,327,600	1,721,935	860,220	1,560	6,400,015
	2019	510,030	—	6,673,480	1,670,674	568,339	1,560	9,424,083
Marcel Konrad(8) Former Interim Chief Financial Officer	2021	160,478	764(9)	511,932	—	—	6,718	679,892
	2020	283,659	—	409,570	106,367	152,913	960	953,469

(1)    The amounts in this column represent the fair value of the award computed as of the grant date of each stock award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022.
(2)    The amounts in this column represent the aggregate fair value of the award computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 13 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on February 24, 2022.
(3)    Represents amounts paid as a discretionary bonus to our executive officers, including our named executive officers, for their performance in 2021 as compared against the performance goals set in our Equity Plans.
(4)    In accordance with SEC guidance, compensation information for Ankur Dhingra for fiscal years 2019 and 2020 has not been included in this table because Ankur Dhingra was not a named executive officer for fiscal years 2019 and 2020.
(5)    Comprised solely of a sign-on bonus.
(6)    In accordance with SEC guidance, compensation information for Alex Johnson for fiscal years 2019 and 2020 has not been included in this table because Alex Johnson was not a named executive officer for fiscal years 2019 and 2020.
(7)    Dr. Maag transitioned from his position as Executive Chair to a non-employee member of our Board of Directors effective November 1, 2021.
(8)    Mr. Konrad was appointed as our Interim Chief Financial Officer effective December 31, 2020 and served in this role until March 25, 2021. In accordance with SEC guidance, compensation information for Marcel Konrad for fiscal year 2019 has not been included in this table because Marcel Konrad was not a named executive officer for fiscal year 2019.
(9)    Comprised solely of a one-time spot bonus.
Grants of Plan-Based Awards

The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the fiscal year ended December 31, 2021. This information supplements the information about these awards set forth in the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold (#)	Target (#)	Maximum (#)
Reginald Seeto,	2/3/2021(2)				29,500	—	—	2,577,415
MBBS	2/3/2021(3)	1,475	14,750	14,750	—	—	—	1,288,708
	2/3/2021(4)				—	29,500	87.37	1,710,558
Ankur Dhingra(5)	3/25/2021(2)				14,500	—	—	919,735
	3/25/2021(3)	250	2,500	2,500	—	—	—	158,575
	3/25/2021(4)				—	30,000	63.43	1,279,410
Alex Johnson(6)	2/3/2021(2)				8,000	—	—	698,960
	2/3/2021(3)	400	4,000	4,000	—	—	—	349,480
	2/3/2021(4)				—	8,000	87.37	463,880
	7/19/2021(2)				13,333	—	—	1,040,241
	7/19/2021(4)				—	13,333	78.02	698,344
Sasha King	2/3/2021(2)				6,750	—	—	589,748
	2/3/2021(3)	337	3,375	3,375	—	—	—	294,873
	2/3/2021(4)				—	6,750	87.37	391,399
Peter Maag, Ph.D.(7)	2/3/2021(2)				13,076	—	—	1,142,450
	2/3/2021(3)	653	6,538	6,538	—	—	—	571,225
	2/3/2021(4)				—	13,075	87.37	758,154
Marcel Konrad	5/3/2021(2)				2,100	—	—	162,372
	6/7/2021(2)				4,000	—	—	349,560

(1)    Amounts reflect the aggregate grant date fair value of the RSUs and stock option awards, determined in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer.
(2)    Vesting of the RSU is subject to the executive’s continued employment on the applicable vesting date with the following schedule: 25% of the total number of shares vesting on the one-year anniversary of the grant date, with 25% vesting on each successive grant date anniversary.
(3)    Represents a grant of a PRSU, which have a two-year performance period with one year of additional vesting. Upon the achievement of certain milestones relating to Total Sales and Adjusted EBITDA, 50% will vest at the end of the two-year performance period and the remaining 50% will vest the following year. Grant date fair value reflects the target (and maximum) number of shares subject to the PRSU award, assuming all performance goals and other requirements are met.
(4)    Vesting of the option is subject to the executive’s continued employment on the applicable vesting date with the following schedule: 25% of the total number of shares vesting on the one-year anniversary of the grant date, with 1/48th vesting monthly thereafter.
(5)    Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021.
(6)    Mr. Johnson was promoted to our Chief Business Officer effective July 19, 2021.
(7)    Dr. Maag transitioned from his position as Executive Chair to a non-employee member of our Board of Directors effective November 1, 2021.
Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2021, other than Mr. Konrad, who did not hold any outstanding equity awards as of December 31, 2021.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)*
Reginald Seeto,	11/26/2018(1)	33,131	22,917	27.72	11/26/2028	—	—
MBBS	2/4/2019(2)	5,833	8,667	27.17	2/4/2029	—	—
	2/3/2020(3)	9,583	20,833	24.35	2/3/2030	—	—
	7/6/2020(4)	7,083	12,917	34.49	7/6/2030	—	—
	11/2/2020(5)	5,146	13,854	47.96	11/2/2030	—	—
	2/3/2021(6)	—	29,500	87.37	2/3/2031	—	—
	11/26/2018(7)	—	—	—	—	12,500	568,500
	8/6/2019(8)	—	—	—	—	2,500	113,700
	2/3/2020(9)	—	—	—	—	15,000	682,200
	7/6/2020(10)	—	—	—	—	30,000	1,364,400
	11/2/2020(11)	—	—	—	—	4,575	208,071

	11/2/2020(12)	—	—	—	—	6,100	277,428
	2/3/2021(13)	—	—	—	—	29,500	1,341,660
	2/3/2021(14)	—	—	—	—	14,750	670,830
Ankur Dhingra	3/25/2021(15)	—	30,000	63.43	3/25/2031	—	—
	3/25/2021(16)	—	—	—	—	14,500	659,460
	3/25/2021(17)	—	—	—	—	2,500	113,700
Alex Johnson	4/18/2018(18)	2,084	833	9.13	4/18/2028	—	—
	6/29/2018(19)	2,187	1,250	12.24	6/29/2028	—	—
	2/4/2019(20)	2,334	4,333	27.17	2/4/2029	—	—
	2/3/2020(21)	2,334	8,333	24.35	2/3/2030	—	—
	7/6/2020(22)	885	1,615	34.49	7/6/2030	—	—
	2/3/2021(6)	—	8,000	87.37	2/3/2031	—	—
	7/19/2021(23)	—	13,333	78.02	7/19/2031	—	—
	2/4/2019(24)	—	—	—	—	4,000	181,920
	6/4/2019(25)	—	—	—	—	2,500	113,700
	8/6/2019(26)	—	—	—	—	1,250	56,850
	2/3/2020(27)	—	—	—	—	6,000	272,880
	7/6/2020(28)	—	—	—	—	3,750	170,550
	2/3/2021(29)	—	—	—	—	8,000	363,840
	2/3/2021(14)	—	—	—	—	4,000	181,920
	7/19/2021(30)	—	—	—	—	13,333	606,385
Sasha King	6/9/2017	625	—	1.07	6/9/2027	—	—
	9/1/2017	694	—	2.80	9/1/2027	—	—
	10/27/2017	5,833	—	5.90	10/27/2027	—	—
	1/19/2018(31)	3,750	417	6.31	1/19/2028	—	—
	6/29/2018(32)	8,333	6,250	12.24	6/29/2028	—	—
	2/4/2019(2)	3,000	4,333	27.17	2/4/2029	—	—
	2/3/2020(3)	3,000	8,333	24.35	2/3/2030	—	—
	7/6/2020(4)	885	1,615	34.49	7/6/2030	—	—
	2/3/2021(6)	—	6,750	87.37	2/3/2031	—	—
	6/29/2018(33)	—	—	—	—	12,500	568,500
	2/4/2019(34)	—	—	—	—	4,000	181,920
	8/6/2019(35)	—	—	—	—	1,250	56,850
	2/3/2020(36)	—	—	—	—	6,000	272,880
	7/6/2020(37)	—	—	—	—	3,750	170,550
	2/3/2021(38)	—	—	—	—	6,750	306,990
	2/3/2021(14)	—	—	—	—	3,375	153,495
Peter Maag, Ph.D.	1/22/2016	13,281	—	5.27	1/22/2026	—	—
	2/17/2017	16,250	—	2.30	2/17/2027	—	—
	9/1/2017	7,292	—	2.80	9/1/2027	—	—
	10/27/2017	17,312	—	5.90	10/27/2027	—	—
	1/19/2018(31)	6,164	926	6.31	1/19/2028	—	—
	6/29/2018(32)	—	18,750	12.24	6/29/2028	—	—
	2/4/2019(2)	40,899	26,000	27.17	2/4/2029	—	—
	2/3/2020(3)	3,340	41,667	24.35	2/3/2030	—	—
	7/6/2020(4)	7,083	12,917	34.49	7/6/2030	—	—
	2/3/2021(6)	—	13,075	87.37	2/3/2031	—	—
	1/19/2018(39)	—	—	—	—	11,106	505,101
	6/29/2018(40)	—	—	—	—	37,500	1,705,500
	2/4/2019(41)	—	—	—	—	24,000	1,091,520
	8/6/2019(42)	—	—	—	—	25,000	1,137,000
	2/3/2020(43)	—	—	—	—	30,000	1,364,400
	7/6/2020(44)	—	—	—	—	30,000	1,364,400
	2/3/2021(45)	—	—	—	—	13,076	594,696
	2/3/2021(14)	—	—	—	—	6,538	297,348

*    Amounts in this column are calculated by multiplying the number of shares shown as unvested in the prior column by $45.48, the closing price of our common stock on December 31, 2021, as reported on the Nasdaq Global Market.

(1)    One quarter of the total shares vested on November 26, 2019, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(2)    One quarter of the total shares vested on January 25, 2020 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(3)    One quarter of the total shares vested on January 29, 2021 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(4)    One quarter of the total shares vested on July 6, 2021 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(5)    One quarter of the total shares will vest on November 1, 2021, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(6)    One quarter of the total shares vested on February 3, 2022 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(7)    12,500 of the shares subject to this RSU award vested on each of November 26, 2020 and November 26, 2021. An additional 12,500 shares subject to this RSU award will vest on November 26, 2022, subject to executive’s continued employment on each applicable vesting date.
(8)    1,250 of the shares subject to this RSU award vested on each of August 6, 2020 and August 6, 2021. An additional 1,250 of the shares subject to this RSU award will vest on each of August 6, 2022 and August 6, 2023, subject to executive’s continued employment on each applicable vesting date.
(9)    5,000 of the shares subject to this RSU award vested on each of January 29, 2021 and January 29, 2022. An additional 5,000 of the shares subject to this RSU award will vest on each of January 29, 2023 and January 29, 2024, subject to executive’s continued employment on each applicable vesting date.
(10)    10,000 of the shares subject to this RSU award vested on July 6, 2021. An additional 10,000 of the shares subject to this RSU award will vest on each of July 6, 2022, July 6, 2023 and July 6, 2024, subject to executive’s continued employment on each applicable vesting date.
(11)    1,525 of the shares subject to this RSU award vested on November 1, 2021. An additional 1,525 of the shares subject to this RSU award will vest on each of November 1, 2022, November 1, 2023 and November 1, 2024, subject to executive’s continued employment on each applicable vesting date.
(12)    The shares subject to this PRSU shall vest upon the achievement of certain milestones relating to Total Sales.
(13)    7,375 of the shares subject to this RSU award vested on February 3, 2022. An additional 7,375 of the shares subject to this RSU award will vest on February 3, 2023, February 3, 2024 and February 3, 2025, subject to executive’s continued employment on each applicable vesting date.
(14)    The shares subject to this PRSU will have a two-year performance period with one year of additional vesting. Upon the achievement of certain milestones relating to Total Sales and Adjusted EBITDA, 50% will vest on February 3, 2023 and the remaining 50% will vest on February 3, 2024.
(15)    One quarter of the total shares vested on March 25, 2022 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(16)    3,625 of the shares subject to this RSU award vested on March 25, 2022. An additional 3,625 of the shares subject to this RSU award will vest on March 25, 2023, March 25, 2024 and March 25, 2025, subject to executive’s continued employment on each applicable vesting date.
(17)    The shares subject to this PRSU will have a two-year performance period with one year of additional vesting. Upon the achievement of certain milestones relating to Total Sales and Adjusted EBITDA, 50% will vest on March 25, 2023 and the remaining 50% will vest on March 25, 2024.
(18)    One quarter of the total shares subject to an option for 10,000 shares of common stock vested on April 16, 2019, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(19) One quarter of the total shares subject to an option for 15,000 shares of common stock vested on April 16, 2019, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(20) One quarter of the total shares subject to an option for 16,000 shares of common stock vested on January 25, 2020, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(21) One quarter of the total shares subject to an option for 16,000 shares of common stock vested on January 29, 2021, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(22) One quarter of the total shares subject to this option vested on July 6, 2021, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(23)    One quarter of the total shares will vest on July 19, 2022 and 1/48th of the shares subject to the option will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(24)    2,000 of the shares subject to this RSU award vested on each of January 25, 2020, January 25, 2021, and January 25, 2022. An additional 2,000 of the shares subject to this RSU award will vest on January 25, 2023, subject to executive’s continued employment on the applicable vesting date.
(25)    1,250 of the shares subject to this RSU award vested on each of June 3, 2020 and June 3, 2021. An additional 1,250 of the shares subject to this RSU award will vest on each of June 3, 2022 and June 3, 2023, subject to executive’s continued employment on the applicable vesting date.
(26)    625 of the shares subject to this RSU award vested on each of August 6, 2020 and August 6, 2021. An additional 625 of the shares subject to this RSU award will vest on each of August 6, 2022 and August 6, 2023, subject to executive’s continued employment on each applicable vesting date.
(27)    2,000 of the shares subject to this RSU award vested on each of January 29, 2021 and January 29, 2022. An additional 2,000 of the shares subject to this RSU award will vest on each of January 29, 2023 and January 29, 2024, subject to executive’s continued employment on each applicable vesting date.
(28)    1,250 of the shares subject to this RSU award vested on July 6, 2021. An additional 1,250 of the shares subject to this RSU award will vest on each of July 6, 2022, July 6, 2023 and July 6 2024, subject to executive’s continued employment on each applicable vesting date.
(29)    2,000 of the shares subject to this RSU award vested on February 3, 2022. An additional 2,000 of the shares subject to this RSU award will vest on February 3, 2023, February 3, 2024 and February 3, 2025, subject to executive’s continued employment on each applicable vesting date.
(30)    25% of the shares subject to this RSU award will vest on July 19, 2022, July 19, 2023, July 19, 2024 and July 19, 2025, subject to executive’s continued employment on each applicable vesting date.

(31)    One quarter of the total shares vested on January 19, 2019 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(32)    One quarter of the total shares vested on June 1, 2019 and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.
(33)    12,500 of the shares subject to this RSU award vested on each of June 21, 2019, June 1, 2020 and June 1, 2021. An additional 12,500 of the shares subject to this RSU award will vest on June 1, 2022, subject to executive’s continued employment on the applicable vesting date.
(34)    2,000 of the shares subject to this RSU award vested on each of February 4, 2020, February 4, 2021 and February 4, 2022. An additional 2,000 of the shares subject to this RSU award will vest on February 4, 2023, subject to executive’s continued employment on the applicable vesting date.
(35)    625 of the shares subject to this RSU award vested on each of August 6, 2020 and August 6, 2021. An additional 625 of the shares subject to this RSU award will vest on each of August 6, 2022 and August 6, 2023, subject to executive’s continued employment on each applicable vesting date.
(36)    2,000 of the shares subject to this RSU award vested on each of January 29, 2021 and January 29, 2022. An additional 2,000 of the shares subject to this RSU award will vest on each of January 29, 2023 and January 29, 2024, subject to executive’s continued employment on each applicable vesting date.
(37)    1,250 of the shares subject to this RSU award vested on July 6, 2021. An additional 1,250 of the shares subject to this RSU award will vest on each of July 6, 2022, July 6, 2023 and July 6, 2024, subject to executive’s continued employment on each applicable vesting date.
(38)    25% of the shares subject to this RSU award vested on February 3, 2022. An additional 25% of the shares subject to this RSU award will vest on February 3, 2023, February 3, 2024 and February 3, 2025, subject to executive’s continued employment on each applicable vesting date.
(39)    11,106 of the shares subject to this RSU award vested on each of January 19, 2019, January 19, 2020, January 19, 2021 and January 19, 2022.
(40)    37,500 of the shares subject to this RSU award vested on each of June 1, 2019, June 1, 2020 and June 1, 2021. An additional 37,500 of the shares subject to this RSU award will vest on June 1, 2022, subject to executive being a member of our Board of Directors on the applicable vesting date.
(41)    12,000 of the shares subject to this RSU award vested on each of February 4, 2020, February 4, 2021 and February 4, 2022. An additional 12,000 of the shares subject to this RSU award will vest on February 4, 2023, subject to executive’s continued employment on the applicable vesting date.
(42)    12,500 of the shares subject to this RSU award vested on each of August 6, 2020 and August 6, 2021. An additional 12,500 of the shares subject to this RSU award will vest on each of August 6, 2022 and August 6, 2023, subject to executive being a member of our Board of Directors on each applicable vesting date.
(43)    10,000 of the shares subject to this RSU award vested on each of January 29, 2021 and January 29, 2022. An additional 10,000 of the shares subject to this RSU award will vest on each of January 29, 2023 and January 29, 2024, subject to executive being a member of our Board of Directors on each applicable vesting date.
(44)    10,000 of the shares subject to this RSU award vested on July 6, 2021. An additional 10,000 of the shares subject to this RSU award will vest on each of July 6, 2022, July 6, 2023 and July 6, 2024, subject to executive being a member of our Board of Directors on each applicable vesting date.
(45)    3,269 of the shares subject to this RSU award vested on February 3, 2022. An additional 3,269 of the shares subject to this RSU award will vest on February 3, 2023, February 3, 2024 and February 3, 2025, subject to executive being a member of our Board of Directors on each applicable vesting date.
Option Exercises and Stock Vested

The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during 2021 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name*	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Reginald Seeto, MBBS	71,036	$ 4,464,729	50,275	$ 3,580,306
Alex Johnson(2)	21,274	$ 1,499,745	15,125	$ 1,222,603
Sasha King	24,001	$ 1,841,142	26,375	$ 2,148,715
Peter Maag, Ph.D. (3)	221,707	$ 12,100,538	137,606(4)	$ 12,437,578(4)
Marcel Konrad (5)	7,334	$ 334,516	1,750	$ 128,258

*    Mr. Dhingra did not exercise any option awards or have any stock awards vested in 2021 and he therefore is not included in this table.
(2)    Mr. Johnson was promoted to our Chief Business Officer effective July 19, 2021.
(3)    Dr. Maag transitioned from his position as Executive Chair to a non-employee member of our Board of Directors effective November 1, 2021.
(4)    In accordance with our RSU and performance unit deferral election program, Dr. Maag elected to defer the settlement of 12,000 shares of common stock upon vesting of an RSU that vested on June 30, 2021. The vesting date value of shares subject to the RSU that otherwise would have been delivered if not deferred on June 30, 2021 was $1,098,240. See “—Non-Qualified Deferral Compensation Plan” below.
(5)    Mr. Konrad was appointed as our Interim Chief Financial Officer effective December 31, 2020 and served in this role until March 25, 2021, after which he resumed his role as our Vice President, Corporate Controller.

Pension Benefits

No pension benefits were paid to any of our NEOs during fiscal 2021.
Non-Qualified Deferred Compensation Plan

In December 2018, our Compensation Committee approved an RSU and performance unit deferral election program, which is still in effect, pursuant to which our non-employee directors, executive officers and certain other employees may elect, on an annual basis, to defer the settlement of all RSU and performance unit awards granted to such individuals until the first to occur of (i) a “change in control,” as defined in our 2014 Plan, (ii) the individual’s death, or (iii) a specified number of years following the individual’s separation of service with us, in which case the shares will settle in a number of substantially equal annual installments selected by the individual, on every June 30 starting in the calendar year immediately following the year in which the individual incurs a separation of service. We do not otherwise contribute to the RSU and performance unit deferral election program and the amount a participant receives at the end of a deferral period is based solely on the value of our stock at the end of the deferral period.

Name	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Peter Maag, Ph.D.	$ 4,629,337	3,073,701	—	—

(1)    Represents the vesting date value of RSUs that otherwise would have been delivered if not deferred.
(2)    The aggregate value of the deferred RSUs as of December 31, 2021 was $7,703,039.
Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	3,868,811	$ 29.47	1,879,913
Equity compensation plans not approved by stockholders(3)	42,479	$ 22.59	186,616
Total:	3,911,290	$ 29.33	2,066,529

(1)    The weighted average exercise price is calculated based solely on outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)    Includes the following plans: CareDx, Inc. 1998 Equity Incentive Plan, CareDx, Inc. 2008 Equity Incentive Plan, ImmuMetrix 2013 Equity Incentive Plan, the 2014 Plan and the CareDx, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Our 2014 Plan provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) four percent (4.0%) of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, or (ii) such other amount as may be determined by our Board of Directors. Our ESPP provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 133,900 shares of common stock, (ii) one and one-half percent (1.5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as may be determined by our Board of Directors. On January 1, 2022, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 2,116,934 shares and 133,900 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)    Consists of shares available for issuance under the CareDx, Inc. 2016 Inducement Equity Incentive Plan and the CareDx, Inc. 2019 Inducement Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•each of our current directors and nominees for director;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person or group who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 53,082,902 shares of our common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to warrants or stock options that are currently exercisable or exercisable within 60 days of March 31, 2022, or issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the warrants, stock option or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CareDx, Inc., 1 Tower Place, 9th Floor, South San Francisco, CA 94080.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
The Vanguard Group(1)	5,269,840	9.9%
BlackRock, Inc.(2)	3,902,362	7.4%
ARK Investment Management LLC(3)	3,638,774	6.9%
Entities affiliated with Alger Associates, Inc.(4)	3,270,973	6.2%
Invesco Ltd.(5)	2,665,262	5.0%
Directors and Named Executive Officers:
Reginald Seeto, MBBS(6)	350,293	*
Ankur Dhingra(7)	41,896	*
Alex Johnson(8)	110,725	*
Sasha King(9)	218,324	*
Peter Maag, Ph.D.(10)	1,180,121	2.2%
Marcel Konrad(11)	32,031	*
George W. Bickerstaff, III(12)	110,715	*
Grace E. Colón, Ph.D.(13)	20,543	*
Christine M. Cournoyer(14)	29,798	*
Fred E. Cohen, M.D., D. Phil(15)	179,999	*
Michael D. Goldberg(16)	229,545	*
William A. Hagstrom(17)	91,695	*
Ralph Snyderman, M.D.(18)	151,397	*
Hannah A. Valantine(19)	2,214	*
Arthur A. Torres(20)	3,356	*
All current directors and executive officers as a group (14 persons)(21)	2,720,621	5.0%

*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)    The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 9, 2022, reporting that it had shared voting power with respect to 96,397 shares, sole dispositive power with respect to 5,127,356 shares, shared dispositive power with respect to 142,484 shares and beneficial ownership of an aggregate of 5,269,840 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(2)    BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on February 3, 2022, reporting that it had sole voting power with respect to 3,846,453 shares, sole dispositive power with respect to 3,902,362 shares and beneficial ownership of an aggregate of 3,902,362 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
(3)    ARK Investment Management LLC (“ARK”) filed a Schedule 13G/A on February 9, 2022, reporting that it had sole voting and dispositive power with respect to 3,638,774 shares and beneficial ownership of an aggregate of 3,638,774 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. ARK’s address is 3 East 28th Street, 7th Floor, New York, NY 10016.
(4)    Based on information reported on a Schedule 13G/A filed with the SEC on February 14, 2022, this consists of 3,270,973 shares of common stock over which Fred Alger Management, LLC (“FAM”) has sole voting and dispositive power. These shares of common stock are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of FAM, a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc. (“Alger”), a holding company. Alger’s address is 100 Pearl Street, 27th Floor, New York, NY 10004.
(5)    Invesco Ltd. (“Invesco”) filed a Schedule 13G/A on February 9, 2022, reporting that it had sole voting power with respect to 2,556,412 shares, sole dispositive power with respect to 2,665,262 shares and beneficial ownership of an aggregate of 2,665,262 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Invesco’s address is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.
(6)    Represents 187,282 shares of common stock held by Dr. Seeto and 163,011 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(7)    Represents 33,146 shares of common stock held by Mr. Dhingra and 8,750 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Mr. Dhingra was appointed as our Chief Financial Officer effective March 25, 2021.
(8)    Represents 59,413 shares of common stock held by Mr. Johnson and 51,312 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Mr. Johnson was promoted to our Chief Business Officer effective July 19, 2021.
(9)    Represents 51,445 shares of common stock held by Ms. King and 166,879 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(10)    Represents 315,739 shares of common stock held by Dr. Maag and 864,382 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Dr. Maag transitioned from his position as Executive Chair to a non-employee member of our Board of Directors effective November 1, 2021.
(11)    Represents 13,864 shares of common stock held by Mr. Konrad and 18,167 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Mr. Konrad was appointed as our Interim Chief Financial Officer effective December 31, 2020 and served in this role until March 25, 2021.
(12)    Represents 37,736 shares of common stock held by Mr. Bickerstaff and 72,979 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(13)    Represents 7,701 shares of common stock held by Dr. Colón and 12,842 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(14)    Represents 14,004 shares of common stock held by Ms. Cournoyer and 15,794 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(15)    Represents 107,020 shares of common stock held by Dr. Cohen and 72,979 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(16)    Represents 61,267 shares of common stock held by Mr. Goldberg and 168,278 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(17)    Represents 19,702 shares of common stock held by Mr. Hagstrom and 71,993 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(18)    Represents 52,142 shares of common stock held by Dr. Snyderman, and 99,255 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022.
(19) Represents 1,761 shares of common stock held by Dr. Valantine and 453 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Dr. Valantine has served as a member of our Board of Directors since July 2021.
(20) Represents 2,855 shares of common stock held by Senator Torres and 501 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2022. Senator Torres has served as a member of our Board of Directors since September 2021.
(21)    Comprised of shares included under “Directors and Named Executive Officers”, excluding Mr. Konrad as he ceased serving as an executive officer on March 25, 2021.

RELATED PARTY TRANSACTIONS
Since January 1, 2021, there have not been any transactions or series of transactions, and there is currently no proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” above and the indemnification agreements described below.
Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions

Our Audit Committee adopted a formal written policy that our Audit Committee is responsible for reviewing “related party transactions.” A “related party transaction” is a transaction, arrangement, or relationship in which we (including any of our subsidiaries) and any “related party” were, are, or will be participants involving an amount that exceeds $120,000. For purposes of this policy, a related party is defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members, any entity in which such person is employed or is a general partner or principal and any entity where such person has a 5% or greater beneficial ownership interest.
Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. In determining whether to approve or ratify any such proposal, our Audit Committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and (b) the extent of the related party’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements of executive officers, (2) certain director compensation arrangements, (3) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 5% of that company’s shares, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) transactions available to all U.S. employees generally.
OTHER MATTERS

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who failed to file a timely required report during the most recent fiscal year. Based solely upon our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except for (i) four Form 4s for Ralph Snyderman reporting sales of our common stock on May 27, 2021, May 28, 2021, June 1, 2021 and June 2, 2021, which sales were inadvertently reported late on Form 4 that was filed on June 10, 2021, (ii) one Form 4 for Sasha King reporting that shares of our common stock were withheld by us on June 1, 2021 to satisfy certain tax withholding obligations in connection with the issuance of shares upon the vesting of restricted stock units previously granted to Ms. King, which withholding was inadvertently reported late on a Form 4 filed on June 4, 2021, (iii) one Form 4 for Peter Maag reporting that shares of our common stock were withheld by us on June 1, 2021 to satisfy certain tax withholding obligations in connection with the issuance of shares upon the vesting of restricted stock units previously granted to Dr. Maag, which withholding was inadvertently reported late on Form 4 filed on June 4, 2021, (iv) one Form 4 for Peter Maag reporting that shares of our common stock were withheld by us on June 30, 2021 to satisfy certain tax withholding obligations in connection with the issuance of shares upon the vesting of restricted stock units previously granted to Dr. Maag, which withholding was inadvertently reported late on a Form 4 filed on February 3, 2022; and (v) four Form 4s for Dr. Seeto reporting the following transactions that were effected pursuant to a Rule 10b5-1 trading plan: (a) two option exercises and a sale transaction that occurred on June 25, 2021, (b) two option exercises and a sale transaction that occurred on June 28, 2021, and (c) one option exercise on August 11, 2021, each of which transactions were inadvertently reported late on a Form 4 filed on August 17, 2021.
Available Information
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K for the year ended December 31, 2021. This proxy statement and our annual report are posted on the Investors section of our website at investors.caredxinc.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to CareDx, Inc., Attention: Investor Relations, 1 Tower Place, 9th Floor, South San Francisco, CA 94080.

Note About Forward-Looking Statements

This proxy statement contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2021. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Householding

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, please notify your broker or call the Company’s Secretary at (415) 287-2300 or submit a request in writing to our Corporate Secretary, 1 Tower Place, 9th Floor, South San Francisco, CA 94080. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Company Website
We maintain a website at www.caredx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the proxy card or execute and return, at your earliest convenience, the proxy card.
THE BOARD OF DIRECTORS
South San Francisco, California
May 2, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **http://www.virtualshareholdermeeting.com/CDNA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73146-P71994 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAREDX, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Fred E. Cohen, M.D., D. Phil
02) Christine M. Cournoyer
03) William A. Hagstrom

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D73147-P71994

CAREDX, INC.
Annual Meeting of Stockholders
June 15, 2022 10:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

This proxy is governed by the laws of the State of Delaware.

The undersigned stockholder(s) hereby appoint(s) Reginald Seeto and Ankur Dhingra, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of CAREDX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on June 15, 2022 virtually via live webcast at http://www.virtualshareholdermeeting.com/CDNA2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, AND FOR PROPOSALS 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side